                                                                   Exhibit 10.42

                                    Agreement

                                    Between

                                  CVC Products

                                       And

                                 Local 342, IUE


                        EFFECTIVE 10/31/98 - 10/31/2001

                                Table Of Contents

       TOPIC                                                             PAGE

I.     Agreement                                                            1
       Intent                                                               1
       Validity                                                             1

II.    Union Security                                                       1
       Recognition                                                          1
       Union Shop                                                           1
       Check-Off of Union Membership Dues                                   2
       Authorization for Check-Off Dues                                     2
       Assignment & Authorization                                           2

III.   Mutual Rights and Responsibilities.                                  4
       Management Responsibilities                                          4
       Management Working                                                   5
       Union Responsibility                                                 5
       Strikes, Stoppage, Slowdowns, & Lockouts                             5

IV.    Wages                                                                6
       General Wage Increase                                                6
       Wage Rate Schedule.                                                  6
       Facilities, Level I Personnel                                        7
       Labor Grades                                                         8
       Tool Purchases                                                       9
       Cost of Living Allowance                                             9

V.     Hours of Work, Overtime, Reporting & Call Back Pay                  10
       Hours Of Work And Overtime                                          10
       Straight Time                                                       10
       Time and One Half                                                   10
       Double Time                                                         11
       Assignment of Overtime Work                                         11
       Reporting Pay                                                       14
       Call Back Pay                                                       14

VI.    Grievance Procedure & Arbitration                                   14
       Grievance Procedure                                                 14
       Steps One                                                           14
       Step Two                                                            15
       Step Three                                                          15
       Arbitration                                                         16

       TOPIC                                                             PAGE

VII.   Discipline and Discharge                                            18

VIII.  Holidays, Vacations and Paid Absence                                19
       Holiday Pay                                                         19
       Vacations                                                           20
       Paid Absence Allowance Credit                                       21

IX.    Probation And Seniority                                             23
       Probationary Period                                                 23
       Seniority                                                           23
       Loss Of Seniority                                                   23
       Application of Seniority                                            24
       Layoff                                                              24
       Inventory Assignment                                                25
       Bump                                                                25
       Recall                                                              26
       Transfers Out of Bargaining Unit                                    27
       Flexibility of Work Assignments                                     27

X.     Shift Preference & Premium                                          28
       Shift Preference                                                    28
       Shift Premium                                                       28

XI.    Absence and Leaves of Absence                                       28
       Absence                                                             28
       Report of Absence                                                   29
       Leave Of Absence                                                    29

XII.   New Jobs, Promotions                                                31
       New Job                                                             31
       Promotion                                                           32
       General Provision                                                   32
       Definitions                                                         32
       Filling Openings                                                    32
       Job Posting and Bidding                                             32
       Job Promotion Applications                                          33

XIII.  Bulletin Boards, Safety & Health, Anti-Discrimination               33
       Bulletin Boards                                                     33
       Safety and Health                                                   33
       Anti -Discrimination                                                34

       TOPIC                                                             PAGE

XIV.   Bereavement Pay, Jury Duty, Rest Periods, Wash- Up Time             34
       Bereavement Pay                                                     34
       Jury Duty Service                                                   35
       Rest Periods                                                        35
       Wash- Up And Clean-up Time                                          35

XV.    Representation                                                      35

XVI.   Short -Term Military Pay                                            38

XVII.  Duration of Agreement                                               38

XVIII. Company Benefits                                                    39
       Short Term Disability                                               39
       Long Term Disability                                                40
       Worker's Compensation                                               41
       Health Insurance                                                    41
       Prescription Drugs                                                  42
       Dental Plan                                                         42
       Life Insurance                                                      42
       Pension Plan                                                        42
       401(k) Plan                                                         42
       Retirement Benefits                                                 43
       Severance Pay                                                       43
       Signatures of Agreement                                             45

Appendix A
       Lay-off Procedure                                                   46

Appendix B
       Disciplinary Actions                                                47

Appendix C
       Bargaining Unit Employee Leave of Absence                           49

Appendix D
       Family Medical Leave Absence Form                                   51

Appendix E
       Employee PAA/Vacation Request Form                                  52

Appendix F
       Union Time Request Form                                             53

       TOPIC                                                             PAGE

Appendix G
       Disciplinary Action Form                                            54

Appendix H
       Promotion Application                                               55

Appendix I
       Bump and Recall Form                                                56

Appendix J
       CAR Policy                                                          57

Appendix K
       Safety Guidelines                                                   58

Appendix L
       Flex Time Schedule                                                  64

Appendix M
       Membership Dues Deduction Memo                                      65

Appendix N
       Memo of Understanding - Learning Block                              66

I.    AGREEMENT:

1. This Agreement is entered into on October 31st, 1998 between CVC Products,., located at 525 Lee Road, Rochester, New York, its successor and/or assignees, hereinafter referred to as the Company and Local 342 of the International Union of Electronic, Electrical, Salaried, Machine & Furniture Workers, AFL- CIO, hereinafter referred to as the Union.

2. Intent: It is the intent of both the Union and the Company to conduct all matters in accordance with the terms of this Agreement and to maintain a harmonious relationship among all persons who have duties and responsibilities in the administration of the Collective Bargaining Agreement. It is the further intent that the provisions of the Agreement be carried out with fairness on the part of both the Union and the Company.

3. Validity: If any provisions of the Agreement is declared invalid by a court of competent jurisdiction, the validity of the remainder of this Agreement shall not be affected thereby.

4. This Agreement is subject to all applicable Federal and State laws and any rules and regulations issued pursuant thereto.

II.   UNION SECURITY

5. Recognition: The Company recognizes the International Union of Electronic, Electrical, Salaried, Machine & Furniture Workers AFL-CIO and its affiliate, Local 342, as the exclusive representative for all production, maintenance, and facilities employees at its Rochester, New York operation for the purposes of collective bargaining with respect to wages, hours and other conditions of employment in accordance with the terms of this Agreement.

6. Should the Company relocate all, or any part of bargaining unit work, to within a (50) mile radius of its present location, it will recognize the Union as exclusive bargaining agent for the production and maintenance employees listed above. This provision shall not be applicable to the acquisition of another company or division of the Company.

7. It is mutually agreed that, for the purposes of this Agreement, the term "employee" shall not include office and factory clerical employees, technicians, draftsmen, timekeepers, professional employees, guards and supervisory or other employees with the authority to hire, promote, discharge, discipline or otherwise effect changes in the status of employees or effectively recommend such action.

8. Union Shop: Any employee of the Company who is a member of the Union on the effective date of the Agreement shall continue to remain a member as a continuing condition of employment, provided that nothing herein shall be interpreted to cause a violation of the Labor Management Relations Act of 1947 or any other applicable law.

9. Any employee hired on or after the effective date of the Agreement and covered by the terms of this Agreement shall either become a Member of the Union within thirty- one

      (31) days after the effective date of the Agreement or his/her hire date, whichever is later or, if the employee chooses not to become a member, must agree to pay dues to the Union as a continuing condition of employment provided that nothing herein shall be interpreted to cause a violation of the Labor Management Relations Act of 1947 or any other applicable law.

10. Check-off of Union Dues: Dues are not a deductible charitable contribution for Federal income tax purposes but may qualify as a deductible business expense subject to IRS restrictions.

      a) The Company agrees to deduct Union membership dues levied by the International Union or Local Union in accordance with the Constitution and By-Laws of the Union from the pay of each employee who is or who becomes a member of the Union within the scope of the bargaining unit and covered by this Agreement and who in writing, in accordance with the Authorization for Check-Off of Dues form set forth below, has voluntarily authorized the Company to do so for the period covered thereby.

      b) The company will remit to the Local union weekly, to the International and District Union monthly, their respective portions of the dues that have been collected by the Company in accordance with the Agreement. It shall be the responsibility of the Union to advise the Company of the apportioning to be used and the names and addresses of financial officers to whom the remittance is to be made.

      c) The Company shall remit each week to the designated Financial Officer of the Local Union the amount of deductions made for the particular week together with a list of employees for whom such deductions have been made, as well as the amount of each employee's deductions.

11. Thereafter, on the first day of each succeeding pay period, the Local Union shall furnish management with any additional executed Authorization of Check -Off of Dues forms under which Union membership dues are to be deducted.

12. A properly executed Authorization For CHECK-OFF OF DUES form for each employee for whom Union membership dues are to be deducted hereunder, shall be delivered to the Company before any payroll thereafter, only when such forms have been properly executed and are in effect. Any such forms which are incomplete or in error will be returned to the Union by the Company. (Appendix M)

13. This Assignment and Authorization is voluntarily made in consideration of the costs of representation and collective bargaining and is not contingent upon my membership in the Union. Pursuant to this assignment and irrespective of my present or future membership status in the Union, I authorize and direct you to deduct, while I am employed in the represented bargaining unit of the Employer, such a sum equal to membership dues and, if owing by me, an initiation fee, as certified to the Employer by the Local. Regardless of my membership status, this Assignment and Authorization shall be irrevocable until a date one year from its effective date, or until the date on which the current collective bargaining agreement between the Employer and the Union is terminated, whichever is earlier. I agree and direct that this Assignment and Authorization shall be automatically renewed, and shall be irrevocable for successive periods of one (1) year each from its effective date, or for the period of each succeeding applicable collective bargaining agreement between the Employer and the Union, whichever, period is shorter. This Assignment and Authorization may only be revoked by written notice by individual registered or certified mail, given by me to the Employer and the Union, postmarked not more than twenty (20) days and not less than ten
      (10) days prior to the expiration date of each one- year period, or the termination date of each applicable collective bargaining agreement between the Employer and the Union, whichever date is earlier. This authorization and assignment supersedes all previous authorizations and assignments.

14. The (employer) agrees to deduct and transmit to IUE COPE each pay period such sums from the wages of employees as they voluntarily authorize on forms provided for that purpose by IUE Local 342. These transmittals shall be accompanied by a list of names of those employees for whom such deductions have been made and the amount deducted for each such employee. Employees who wish to cancel their authorization for payroll deductions will sign a card supplied by the Union for that purpose.

15. In cases where a deduction is made which duplicates a payment already made to the Union by an employee, or where a deduction is not in conformity with the provisions of the Union Constitution and By- Laws, refunds to the employee will be made by the local Union.

16. In the event any employee shall register a complaint with the Company involving the matter of a properly revoked Authorization for Check- Off of Dues form, the Company will make no further deductions of the employee's dues. Such dispute shall then be reviewed with the employee by a representative of the Union and a representative of the Company. Should this review fail to result in a satisfactory settlement between the Company and the Union of the matter, the dispute may be referred to the arbitrator, in accordance with the arbitration provisions of the Agreement and his decision shall be final and binding on the employee, the Union, and the Company.

17. The Company shall not be liable to the International Union or the Local union by reason of the requirements of this section of the Agreement, for the remittance of payment of any sum other than that constituting actual deductions made from employee wages earned.

18. The Union shall indemnify and hold harmless the Company against any and all liability which may arise by reason of the Check- Off by the Company of Union initiation fee and membership dues from employee wages in accordance with this Agreement.

19. The Union agrees that there shall be no collection of dues at any time on Company property outside payroll deductions.

20. Consistent with applicable State or Federal laws, deductions shall be made only in accordance with the provisions of said Authorization of Check -Off Dues, together with the provisions of this section of the Agreement.

21. Any employee whose seniority is broken by death, resignation, discharge, or layoffs, or who is transferred to a position outside of the scope of the bargaining unit, shall cease to be subject to check- off deductions beginning with the week immediately following that in which such death, resignation, discharge, layoff, or transfer occurred.

22. If any employee is on short-term or long-term disability, no dues are required.

III.  MUTUAL RIGHTS AND RESPONSIBILITIES

23. MANAGEMENT RESPONSIBILITIES: The management of the Company and the direction of the working forces including but not limited to the right to hire, promote, transfer, establish rules of conduct, and to maintain discipline and efficiency, and the right to relieve employees from duty because of lack of work, or for other legitimate reasons are the sole and exclusive rights and responsibilities of the Company, provided that this will not be used for the purposes of discrimination against any member of the Union, and is in accordance with the terms and provisions of this Agreement.

      a) The Company shall have the right to outsourceor subcontract work after giving due consideration to the interests of regular employees.. Due consideration to regular employees includes, but is not limited to, recall of employees on layoff and overtime availability. The Company will also inform the Union, during their bi-weekly meetings (refer to paragraph 27), of its intention to outsource or subcontract work. The Company will consider any input made by the Union in furtherance of those discussions. This is not intended to impose a duty to bargain by the company over outsourcing or sub-contracting.

      b) The Company will make every effort to encourage and allow cross training of bargaining unit employees when requested by the employee. Such cross-training will be documented (as to the type and length of training) and placed in the appropriate employee file: a copy will be given to the Area Steward. It is understood and agreed that cross- training will be accomplished as production schedules allow and will not circumvent the hiring of full-time employees.

24. In addition, the products to be manufactured, the locations of plants, the schedules of production and hours and shifts, the opening and closing of the plant, the methods, processes, and means of manufacture are solely and exclusively the responsibility of the Company except as otherwise provided in this Agreement.

25. Management Working: Engineering personnel will not be assigned to the assembly or disassembly of production units. Engineering may work closely with the bargaining unit employees, especially in regard to prototypes and engineering changes. Employees outside the bargaining unit shall not perform the regular work of bargaining unit employees, except for the purposes of instruction, participating in training programs, assisting when requested by bargaining unit employees, test & integration, verifying processes, performing experiments, material handling, checking inventory status, and in emergencies when bargaining unit employees are not available. Test & Integration activities are defined as beginning upon completion of module docking and the initial hook-up of external pumps, gases and utilities. Material handling activities are limited to those actions not requiring the use of a fork lift truck. It is agreed that material handling activities will not result in loss of employment for bargaining unit employees and that flagrant abuse of this clause will be addressed by management.

26. Annual goals and objectives will be mutually developed between department managers and employee, with mutually agreed upon Union Representation. Managers are responsible for implementing and properly controlling the Performance Appraisal Plan. In addition to management's' responsibilities to properly develop these goals and objectives, management also has the responsibility to hire and retain qualified employees. An individual's qualifications for a job opening will be the most important factor in determining who is most qualified for that job.

27. Bi-weekly meetings shall be held between union and management. These meetings shall be attended by the Union President, Chief Steward, Manufacturing Manager and Human Resource Representative. These meetings can only be canceled or postponed with the mutual agreement of union and management.

28. Union Responsibility: The Union recognizes the responsibilities imposed upon it as the exclusive bargaining agent of the employees covered by this Agreement. The Union recognizes that in order to provide maximum opportunities for continuing employment, good working conditions, and fair, equitable wages, the Company must be in a strong competitive position, must produce efficiently and at a competitive cost consistent with fair labor standards. To that end, the Union agrees that it and its members will wholeheartedly cooperate with the Company in the introduction of new improvements and that it will do everything within its power to cause the employees covered by this Agreement, individually and collectively, to perform and render efficient work and service.

29. Strikes, Stoppages, Slowdowns: The Union agrees that there shall be no strikes, stoppages, or slowdowns of operations during the life of this Agreement.

30. Lockouts: The Company agrees that there shall be no lockouts during the life of this Agreement.

IV.   WAGES

31. Employees will be paid on Thursday of each week. All hourly rated employees coming under the scope of this Agreement will be granted general wage increases beginning with the first full week following the schedule below:

                      ------------------------------
                      Effective Date   Percentage of
                                         increase
                      ------------------------------
                          10/31/98          3%
                      ------------------------------
                          10/31/99          3%
                      ------------------------------
                          10/31/00          3%
                      ------------------------------

32. Ware Rate Schedule: Effective per the schedule in paragraph 31. Please note that the amounts below do not include the COLA distribution of a maximum of $.12/year

                 --------------------------------------
                 Labor    FY 1999    FY 2000    FY 2001
                 Grade      3%          3%         3%
                 --------------------------------------
                   4       $8.95      $9.34      $9.75
                 --------------------------------------
                   5       $9.56      $9.97     $10.39
                 --------------------------------------
                   6      $10.17     $10.59     $11.04
                 --------------------------------------
                   7      $10.79     $11.24     $11.70
                 --------------------------------------
                   8      $11.40     $11.87     $12.35
                 --------------------------------------
                   8.5    $12.43     $12.93     $13.44
                 --------------------------------------
                   9      $13.47     $14.00     $14.54
                 --------------------------------------
                   10     $14.51     $15.07     $15.65
                 --------------------------------------
                   11     $14.90     $15.47     $16.06
                 --------------------------------------
                   12     $16.02     $16.62     $17.24
                 --------------------------------------
                   13     $16.36     $16.97     $17.60
                 --------------------------------------
                   14     $16.63     $17.26     $17.90
                 --------------------------------------
                   15     $16.93     $17.56     $18.22
                 --------------------------------------
                   16     $17.17     $17.81     $18.47
                 --------------------------------------
                   17     $17.49     $18.14     $18.81
                 --------------------------------------
                   18     $17.74     $18.39     $19.07
                 --------------------------------------
                   19     $17.99     $18.66     $19.34
                 --------------------------------------
                   20     $18.23     $18.90     $19.59
                 --------------------------------------

33. Personnel assigned to Facilities, Level I in Wage Grade 4 will be considered a temporary employee and will not accumulate any seniority or share in any benefits other than holidays as spelled out in the contract. Every attempt will be made to hire full time students who are children of Company employees.

      a. Anyone assigned to the above position beyond 6 months will be considered to have completed his/her temporary assignment and will be deemed to have completed his/or probationary period. At this point the individual will be converted to regular status, credited with seniority as of their start date, afforded all rights under the contract and upgraded to Wage Grade 5.

34. An employee whose base rate is in excess of the established maximum of his job classification shall retain the rate for as long as he works in that particular job classification. If the employee is transferred to another classification his rate of pay shall be governed by the established rate range for the new classification. If the employee returns to the former job classification in which he received the rate in excess of the established maximum, that former rate shall be reinstated.

35.   Labor Grades and Classifications within the scope of this agreement:

            -----------------------------------------------
              Labor Grade             Classification
            -----------------------------------------------

            -----------------------------------------------
                 4.00        Facilities I
            -----------------------------------------------
                 5.00        Facilities II
            -----------------------------------------------
                 6.00        Inventory I
            -----------------------------------------------
                 7.00        Facilities III
            -----------------------------------------------
                 8.00        Metal Prep & Weld I
            -----------------------------------------------
                 8.50        Inventory IA
            -----------------------------------------------
                 9.00        New - no classifications
            -----------------------------------------------
                10.00        Facilities IV
            -----------------------------------------------
                             Inventory II
            -----------------------------------------------
                             Assembly I
            -----------------------------------------------
                11.00        Inventory III
            -----------------------------------------------
                             Metal Prep & Weld II
            -----------------------------------------------
                             Assembly II
            -----------------------------------------------

            -----------------------------------------------
                             Machining I
            -----------------------------------------------
                12.00        Metal Prep & Weld III
            -----------------------------------------------
                             Assembly III
            -----------------------------------------------
                13.00        Assembly IV
            -----------------------------------------------

            -----------------------------------------------
                             Inventory IV
            -----------------------------------------------
                             Metal Prep & Weld IV
            -----------------------------------------------
                14.00        Facilities V
            -----------------------------------------------
                             Machining II
            -----------------------------------------------
                15.00        Facilities VI
            -----------------------------------------------
                             Inventor V
            -----------------------------------------------
                             Assembly V
            -----------------------------------------------
                             Machining III
            -----------------------------------------------
                16.00        Facilities VII
            -----------------------------------------------
                             Metal Prep & Weld V
            -----------------------------------------------
                17.00        Assembly VI
            -----------------------------------------------
                             Facilities VIII
            -----------------------------------------------
                18.00        Machining IV
            -----------------------------------------------
                             Assembly VII
            -----------------------------------------------
                19.00        Machining V
            -----------------------------------------------
                             Metal Prep & Weld VI
            -----------------------------------------------
                             Assembly VIII
            -----------------------------------------------
                20.00        Machining VI
            -----------------------------------------------
                             Assembly IX
            -----------------------------------------------
                             Metal Prep & Weld VII
            -----------------------------------------------

36. Employees may buy job related tools and equipment through the Company with the following repayment schedule: Please note that repayments will be made in $25- $35 increments.

              ------------------------------------------
              Dollar amount of         Maximum repayment
              purchase                 period
              ------------------------------------------
              to $50                   2 weeks
              ------------------------------------------
              $51 to $100              4 weeks
              ------------------------------------------
              $101 to $200             6 weeks
              ------------------------------------------
              $201 and over            8 weeks
              ------------------------------------------

37.   Cost of Living Allowance (1967 C.P.I.-W BASE = 100)

      a) Effective with the first full pay period beginning after February 1, 1999, and thereafter, during the, period of this agreement a Cost-of Living adjustment, if applicable, shall be made quarterly with the first full pay period beginning on or after February 1, May 1, and August 1. Such adjustment shall be based on changes, if any, in the C.P.I.-W above as of the prior September 15, January 15, March 15, and July 15 respectively.

      b The Cost-of-Living allowance shall be adjusted so that all employees shall receive an allowance of one cent per hour for each .3 by which the C.P.I.-W exceeds the September 1976 index of 172.6.

      c) If, after the Cost-of-Living adjustment has been in effect pursuant to the foregoing provision, it shall be found that as of March, June, and September of any year during the life off this agreement the C.P.I.-W has decreased during the preceding 3 months, then one cent shall be deducted from the Cost -of- Living allowance for each full .3 decrease in the C.P.I.- W below the level which the C.P.I. -W was required to reach in order to earn previous amount of allowance.

      d) The Maximum Amount of Cost-of-Living Allowance the Company will pay shall not exceed twelve (12) cents per hour in any one year.

      e) The Cost of-Living allowance when earned will be paid on the following schedule: The September 1998 index when compared to the December 1998 index released in January 1999 will determine the amount to be paid on the first full work week in February 1999. The next payoff date will be determined by the March 1999 index that will be released in April 1999 for pay-off, if any, on the first full work week in May of 1999. The index values of June 1999 and September 1999 will determine the amount of pay out, if any on the first full weeks of August 1999 and November 1999 respectively. Subsequent payments for the balance of the contract will follow the same pattern.

      f) In the event the members of the Union did receive in any one of the contract years any increase in Cost- of- Living allowance up to and including the twelve (12) cents, such allowance will incorporated into the basic wage rate and cannot be deducted in any succeeding contract year from the basic wage structure.

V.    HOURS OF WORK, OVERTIME, REPORTING & CALL BACK PAY

38. Hours of Work and Overtime For the purposes of this Agreement, the employee's work week will begin 12:01 a.m. Saturday, and will end the following Friday at 12:00 a.m. For purposes of this Agreement, the first
      (A) shift is that shift which starts nearest 7:00 a.m., the second (B) shift follows the first shift, and the third (C) shift follows the second shift. On all three (3) shifts, the regular days work shall consist of either eight (8) hours or ten (10) hours of work and an unpaid lunch period on one- half (1/2) hour. Refer to Article X paragraph 96.

39. The hours of work are normally from 7:00 AM to 3:30 PM for the 1st shift, 3:00 PM to 11:30 PM for the 2nd shift, and 11:00 PM to 7:30 AM for the 3rd shift. Employees may request in writing (Appendix K), to flex their start times one (1) hour before or after the original starting time. Employees on the second shift may, with written permission from their immediate supervisor, use flex time up to two (2) hours before or after the scheduled shift time to attend the regular monthly union membership meetings. . On all three (3) shifts, the regular day's work shall consist of eight (8) hours of work and an unpaid lunch period of one- half (1/2) hour. If approved by management, employees will be allowed to fulfill their 40 hour week by working four 10-hour days instead of five 8-hour days. In such cases a a written agreement between the employee and the company (to be copied to the steward) will be created and approved in weekly increments. Requests should be in by the first of each month for seniority to govern, otherwise the first request will be granted. Holidays which fall during an employee's four day week schedule will only be paid at straight time pay for 8 hours.

40. Employees covered by this Agreement will be compensated for hours worked as follows:

      a)    Straight Time: For the first eight (8) hours or for the first ten
            (10) hours, in those situations where the employee and the company have mutually agreed in writing to a four 10 hour day work week, worked in any continuous twenty- four hour period beginning with the starting time of the employee's shift. Straight time is also paid for the regular working hours worked on any shift that starts on the day before and continues into Saturday or a specified holiday

      b) Time And One-Half: For all hours worked in excess of eight (8) hours per day in any continuous twenty- four (24) hour period beginning with the starting time of the employee's shift. In those situations when an employee by mutual written agreement with the company is working ten (10) hour shifts, time and one -half shall be paid for all hours worked in excess of ten (10) hours per day in any continuous twenty-four (24) hour period beginning with the starting time of the employee's shift. Time and one- half shall also be paid for all hours worked on any shift on the first day worked during a weekend (Saturday or Sunday)

      c) Double Time: For all hours worked on any shift on the second consecutive day worked during a weekend (Sunday) and the recognized holidays as listed in Article VIII. To receive double time pay on Sunday, the employee must work the Saturday before, or in the event of a production scheduling need, be specifically asked by management to work. Notification of such a situation shall be documented and provided to the Human Resource department to ensure accurate payroll.

41. Employees working in necessary continuous seven (7) day operations are not subject to the overtime provisions covering work on Saturdays and Sundays as such. Employees in these occupations shall be paid time and one- half for all work performed on the sixth day worked in the employee's work week and double time for all work performed on the seventh day worked in the employee's work week. Such employees will be paid double time for hours worked during the regular working hours of any shift that start on any of the holidays defined in the Holiday Pay Section.

42. The Company will pay an employee the greater of one hour overtime or half the scheduled overtime if the scheduled overtime is not canceled 24 hours in advance except for acts of God, machine breakdown, power failure or labor disputes. By agreement, the term 24 hours in advance means that the overtime is canceled before the employee leaves the plant the day before the overtime is to take place.

43.   Assignment Of Overtime Work

      a) When overtime is required in a given classification, it will be the policy and intent of the Company to offer overtime Opportunities to employees in the classification. However, in the event no employee desires to work overtime, it shall be the prerogative of the Company to require employees in the classification to perform a reasonable amount of overtime work, or the company may, at its discretion, have work performed by employees in another classification. A reasonable amount of overtime is defined to be not more than 8 hours in any one week. In the event an emergency situation occurs, as declared by the Vice President of Operations or the Manager of Manufacturing, and having exhausted all options as stated in 43) , the company will follow 43) of this paragraph.

      b) When overtime work is required, the company will earnestly endeavor to provide an equitable distribution of overtime work among employees in the same classification within the department and on the shift involved. If any employee is loaned to another department to work overtime, the first 8 hours per week worked in the other department will not be charged. WGLs are excluded from equalization of overtime distribution. When an employee is asked to travel, the actual time taken to travel will not be included for the purpose of equalization of overtime. The Company will, whenever feasible, try to equalize the future distribution of overtime within the same classification between shifts.

      c) A weekly record of overtime hours worked shall be maintained and posted by the department supervisor and the union will be advised weekly as to the identities of the employees scheduled for daily, Saturday, Sunday or Holiday overtime. Overtime notification will be provided as far in advance as possible and except in instances of emergencies, such as those caused by customer requirements, every effort will be made to provide such notification at least four hours in advance; when feasible the union will be notified of emergencies.

      d) Overtime distribution shall be made on an annual basis from January 1st to December 3 1st. Any grievances regarding distribution may be filed only during the last ten (10) working days of March, June, September and December, when in the opinion of the employee he/she has not shared in the overtime during that quarter as provided herein.

      e) When an employee has not shared in the overtime as provided herein, he shall be afforded the next overtime available for which he/she is qualified, or such other remedy as may be available, within the same year period as defined above.

      f) When overtime is required within the department, job classification and shift, no probationary employee shall be scheduled for overtime until all other employees involved are afforded the opportunity to work the overtime.

      g) When an employee has completed the probationary period or has been transferred to a different job classification, department or shift, the employee shall then commence to share equitably in the distribution of future overtime without regard to the previous overtime status of the employee or the other employees involved. The individual employee will be immediately assigned the amount of overtime equal the highest level of overtime within the classification, shift of his/her new department. From that point overtime will be equalized as per 43).

      h) Any employee who is offered overtime and refused shall be considered to have worked such overtime for the purpose of overtime distribution. In the case where overtime is canceled by Management, those employees who refused overtime for the same period will not be charged for those hours.

      i) In the event of a breakdown or failure of a system occurs after regular scheduled working hours (i.e.: Saturday, Sunday, Holidays or evenings) or an emergency situation is declared as outlined in 43), the Company will follow the procedure listed below:

            1) The Vice President of Operations and/or department supervisor must be notified immediately.

            2) The VP of Operations and/or supervisor will make an assessment as to the nature of the problem and whether the problem involves other departments.

            3) The supervisor will utilize appropriate bargaining unit personnel as determined in step 2, who may be currently within the facility.

            4) If no bargaining unit personnel are present then phone contact should be made with the personnel working on that specific equipment to discuss the necessity of bringing an individual into the plant on a "call-in" basis.

            5) If no bargaining unit personnel can be contacted the Union President or Chief Steward will be informed and the VP of Operations and/or supervisor will utilize any other employee as appropriate.

      j) Overtime will be equalized by hours paid, not hours worked. An employee working 4 hours of overtime at time and one-half, will be charged with 6 hours for purposes of equalization. Similarly, 4 hours of overtime at double time will be charged at 8 hours for purposes of equalization.

      k) If a person is not at work (vacation, illness, PAA) when overtime is being offered, that person will not be offered or charged any overtime hours unless the entire department is offered overtime. In the case where the entire department is offered overtime, those people who are not at work when the overtime is offered will be charged. If a person is out of work (vacation, disability, leave of absence, illness, injury) for a period of more than two weeks, upon return to work, he/she will be charged with the average number of overtime hours asked during their absence for his/her classification, department, and shift. If the extended absence occurs anytime in the month of December, the Company will not be required to equalize the employee.

      l) If a person is on light duty for any reason, he/she will not be offered any overtime until all light duty restrictions have been removed and the employee is returned to his/her normal job. Upon return to normal duties, the employee will be placed into the overtime equalization group for his/her classification, department, and shift at the average number of hours for that group on the day that he/she returns to work.

      m) An employee who agrees to work weekend overtime is expected to fulfill that obligation. If an employee cannot work the agreed-to overtime, it is his/her responsibility to notify his/her supervisor, either in person or via phone (see paragraph 100 regarding call-in practices) prior to the overtime period. Failure to follow proper call-in procedure, or abuse of this procedure on weekends, will result in disciplinary action.

44. Reporting Pay: An employee who reports for work on his regular shift without having been notified prior to reporting that no work is available shall receive four (4) hours work beginning with the regular starting of the employee's shift. If no work is available, he shall receive four (4) hours pay at his straight time hourly rate in lieu thereof beginning with the regular starting time of the employee's shift, except in case of labor dispute. When notifying employees not to report for work, the Company shall be entitled to rely upon the latest address shown on the employee's personnel record. Radio and television announcements which commence at least two hours prior to the start of the employees shift concerning the plant being closed will constitute notice which will nullify the four hour reporting pay.

45. Call-back Pay: An employee who is called back to the plant to perform emergency work after having completed his regular shift, or who is called to perform emergency work on a day when he has not scheduled to work shall receive a minimum of four (4) hours work, or four (4) hours pay at his straight time hourly rate in lieu thereof if work is not available.

VI.   GRIEVANCE PROCEDURE AND ARBITRATION

46. Grievance Procedure: If a grievance or dispute should arise between the Company and the Union or between the Company and an employee or a group of employees with respect to rates of pay, wages, hours of employment or other conditions of employment as specified under the terms of this Agreement and its written supplements, such grievance or dispute shall be taken up in accordance with the procedure outlined herein.

47. No complaint or grievance will be considered which is not submitted to the immediate Supervisor under Step 1 within twenty (20) working days after the employee was aware of the occurrence. Retroactive monetary claims shall be limited to thirty (30) day period prior to the date the grievance was first submitted in writing to the Company.

48. Grievances regarding discharge or disciplinary layoffs must be filed within three (3) working days from the date of discharge or the commencement date of the layoff.

49. It is agreed that no grievance shall be valid unless appealed within the time limits established within each step of the Grievance Procedure and that these time limits may, by mutual agreement of the parties, be extended in any step.

50.   Step One:

      a) An employee having a complaint shall, either alone, in company with, or through either his or her Steward, take up the complaint with the Supervisor. The Steward will encourage the employee who has the complaint to meet with the supervisor and try to resolve the complaint. All discussions should follow paragraph 123 regarding leaving their workstations.

      b)    If the complaint is not resolved through oral discussions within two
            (2) working days, the Steward shall reduce the complaint to writing on a form provided by the company and submit a grievance signed by the Steward to the immediate Supervisor. The Supervisor shall render his decision on the grievance form in writing within two (2) working days, mark the grievance not accepted, sign the grievance form and submit it to Step 2.

51.   Step Two:

      a) In the event a satisfactory settlement is not reached in Step One, the Steward shall present the written grievance to the Chief Steward who shall request and schedule a meeting with the next higher level of COMPANY management to discuss the grievance. Such meeting shall be requested within five (5) working days of the appeal from Step One and shall take place within five (5) working days of the request for the meeting. The Manager will render his decision in writing on the grievance from within five (5) working days of the date of which the meeting occurs. If the answer is accepted, the Chief Steward shall sign the acceptance. If it is not accepted, the Chief Steward shall, within an additional five (5) working days mark the grievance not accepted, sign the grievance and submit it to Step Three.

52.   Step Three:

      a)    In the event a satisfactory settlement is not reached in Step Two
            (2) the Chief Steward who shall request and receive an appointment with the VP of Operations and the Director of Human Resources to discuss the grievance. Such meeting shall be requested within five
            (5) working days of the appeal from Step Two (2) and shall take place within five (5) working days of the request for the meeting. At this meeting, the Union shall be represented by the President of the local Union, the Chief Steward and the Steward involved on the grievance. The International Representative may also attend such meeting if his attendance is requested and Company notified in advance by the Union. The Director of Human Resources shall render the company decision in writing on the grievance form within five
            (5) working days of the date on which such meeting occurs. If the answer is accepted, the Chief Steward and the Director of Human Resources shall sign the acceptance.

53. The decision of the Company in any step of the grievance procedure shall be final and binding and the grievance shall be considered settled on the basis of the Company's last answer, unless notice of appeal to succeeding steps, including arbitration, is filed with the Company within five (5) working days after the Company has rendered its decision.

54. It is understood that the Union or the Company may call the aggrieved employee as a witness in the Third Step meeting provided for herein. The requesting party will give advanced notice to the other party that the aggrieved employee may be called as a witness.

55. The Union may on its own, initiate and process a grievance of a policy nature. Such grievance may be submitted at step three of the Grievance Procedure.

56. Arbitration: Any grievance or dispute falling within the scope of this Agreement which is not settled in the final step of the Grievance Procedure provided for herein may be submitted to an impartial arbitrator.

57. Arbitration proceedings may be instituted by either the Company or the Union. Within thirty (30) days after the effective date of this Agreement, the parties shall request from the Federal Mediation and Conciliation Service a list of fifteen (15) names, from which list a permanent arbitrator and first and second alternate arbitrator shall be selected for the life of this Agreement. The list of proposed arbitrators shall be made up of people within a reasonable distance from Rochester, New York. These people should also know that they are expected to give a quick response on discharge cases.

58.   Selection of the permanent arbitrators shall be as follows:

      a) The Union and the Company shall alternately strike out a total of fourteen (14) names from the list furnished by the Federal Mediation and Conciliation Service.

      b)    The remaining name shall become the permanent arbitrator.

      c) The fourteenth name struck out will be the first alternate arbitrator

      d) The thirteenth name struck out will be the second alternate arbitrator.

59. Unless otherwise agreed to by the parties, arbitration proceedings shall be held within thirty (30) days after the grievance or dispute has been submitted to arbitration. In all cases, the permanent arbitrator will be given first notice. However, if he is not available within the thirty (30) days, the first alternate arbitrator will then be called. The second alternate arbitrator will be called if the first alternate arbitrator is not available within thirty (30) days.

60. The permanent arbitrator shall be notified by the parties of the time and place for the hearing, which time and place shall be mutually agreed to. Each party may submit pre and post hearing briefs to the arbitrator which state the position of the parties and furnish to the arbitrator any arguments, in support thereof. If either party submits briefs or other written arguments to the arbitrator following the hearing, the other party will be furnished copies of such material simultaneously with its being furnished to the arbitrator. Any post- hearing submittal by either party shall be submitted within seven (7) days of the conclusion of the hearing.

61. The arbitrator shall have no power to add to, subtract from or modify any of the terms of this Agreement, or any other terms of this Agreement or any other terms made supplemental hereto, or to arbitrate any matter not specifically provided for by this Agreement. The arbitrator's authority is to interpret and apply provisions of the

      Agreement. It is further understood and agreed that the arbitrator shall not rule on proposed amendments or proposed modifications of this Agreement or its extension or renewal.

62. The arbitrator shall render a decision, in writing, to both parties. The hearing shall be considered closed when arguments are concluded or when the transcript of the proceedings, if any, is received by the arbitrator or upon submission of the post-hearing briefs of the parties. After a case on which the arbitrator is empowered to rule has been submitted to arbitration, it may not be withdrawn by either party except by mutual agreement.

63. There shall be no appeal from the arbitrator's decision, which shall be final and binding on the Company, the Union and the employees involved.

64. Regardless of the outcome of any matter submitted to arbitration, the costs thereof shall be shared equally by the Union and the Company. Such costs shall be limited to the arbitrator's fees and expenses. The cost of any additional services required by either party shall be borne by the party requesting these additional services.

65. In disciplinary layoff and discharge cases, the arbitrator shall have the power to adjudge the guilt or innocence of the employee involved and review any penalties imposed on employees and modify or amend penalties, if in his judgment the penalty is too severe. If the arbitrator shall adjudge the employee innocent of the offense for which he was disciplined or discharged and so orders the Company shall reinstate the employee in full with accumulated seniority, and in case the employee was penalized by loss of working time, will pay him back wages less any time during the period the employee was off wherein the plant was not operating on a standard work week resulting from shorter hours, shutdowns for any reason, including emergency and inventory, and less any money the employee received from other employment during the period he was off, including self-employment, Unemployment Compensation or Workman's Compensation.

66. Either party may, however, upon thirty (30) days written notice to the other party dismiss the permanent arbitrator and the parties will then, by the above procedure, select another permanent arbitrator.

VII.  DISCIPLINE AND DISCHARGE

67. The Company may discipline, suspend or discharge any employee for good and sufficient cause. Good and sufficient cause is defined as violation of CVC policies and procedures or failure to perform assigned duties.

      a)    Disciplinary action will take the following steps:

                   STEPS                      RETENTION TIME IN FILE
                   -----                      ----------------------

             1. Oral warning                        6 months
             2. Written warning #1                  12 months
             3. Written warning #2                  18 months
             4. Suspension pending discharge        24 months
             5. Discharge                           n/a

      b) Infractions listed in Appendix C under "suspension pending discharge" may lead to immediate discharge.. Reference Appendix C for examples of conduct requiring the disciplinary action.

      c) Cases other than those involving disciplinary layoff or discharge may be contested through the normal grievance procedure.

68. In the event of any disciplinary action, whether it is a formal warning or a complaint of the employee's work attitude and performance, the Area Steward will be informed before the disciplinary action takes place:

      a) The employee will be informed of his union representation rights in the presence of the Area Steward before disciplinary action takes place. If the employee does not wish union representation at the meeting, he or she must sign a waiver (copy to Union) to that effect in the presence of the member mentioned above. The disciplinary action will not take place before a waiver is signed, if such a waiver is the wish of the employee.

      b) In the event that disciplinary action involves suspension or discharge, the Union President, Chief Steward and Area Steward must be present before such action takes place.

      c) In case of disciplinary layoff or discharge, a member of the grievance committee shall introduce the employee's complaint into Step Three of the Grievance Procedure. This will be done within three (3) working days of such action. A meeting will be held within two (2) working days unless an extension is mutually agreed to by the parties. The Union may request a postponement, not to exceed fifteen (15) days, with the understanding that the Company shall not be obligated to pay any award beyond the date set for the original meeting unless the case is referred to arbitration. In no case is a delay caused by the Union to cause a loss to the Company by reason of the delay. Upon request, the Company will furnish the Union the employee's most recent address as shown on the employment record.

      d) The decision of the Company in any step will be final unless notice of appeal to succeeding steps, including arbitration, is filed with the Company within five (5) working days after the Company has rendered its decision.

69. A copy of any disciplinary action or record of oral warning shall be given to the employee, the Area Steward, and the Chief Steward at the time of discipline, or as soon as possible thereafter.

VII.  HOLIDAYS, VACATIONS AND PAID ABSENCE

70. Holiday Pay: CVC observes 11 paid holidays each year. These include New Year's Day, Good Friday, Memorial Day, Independence Day. Labor Day, Thanksgiving Day, the day after Thanksgiving, December 24th, Christmas Day, and December 31st; the eleventh day is a floating holiday and is available as an additional vacation day; use of this day is subject to proper notification to the Company per Paragraph 79. These holidays are available to all employees as of date of hire. Holidays which fall during an employee's four day week schedule will only be paid at straight time pay for 8 hours. The Company and the Bargaining Unit representatives will review the holiday schedule for the next calendar year by September 1st of the current year. Any revisions to how the company holidays are scheduled will be mutually agreed to before communicating to the employees.

71. If a holiday occurs on a Saturday or Sunday, the Company observes that holiday on Friday or Monday respectively. The particular holidays to be observed are communicated annually. Any exceptions to the above will be mutually agreed to by the employee and the company.

72. Company holidays falling within an employee's scheduled vacation are counted as holidays, not vacation days.

73.   Employees cannot reschedule a holiday because of sickness or injury.

74. Employees receive holiday pay equivalent to 8 hours pay. Shift premium is included in the holiday pay only if this premium is regularly received.

75. To receive holiday pay an employee must be in a paid status (working day, vacation day, PAA day or mutually agreed to excused absence) the work day before and the work day after the holiday. If an employee calls in sick the day before or the day after the holiday, and he/she was previously denied this time off by the supervisor, the employee will not receive holiday pay, unless the employee brings in a doctor's excuse, receipt for services or other valid proof to justify the absence.

76. If an employee is required to work on a Company holiday, he will receive holiday pay at straight time equivalent to 8 hours pay plus overtime at the regular overtime rate (refer to Paragraph 40 for all hours worked on the holiday.

77. Vacations: The vacation year is defined as the twelve (12) month period from hire date or anniversary of hire date.

      a)    Vacation allowances are as follows:

              ---------------------------------------------------
              Length of Service          Vac. Pay       Physical
                                         Allowance      Vacation
              ---------------------------------------------------
              0 - < 6months                  0          0 days
              ---------------------------------------------------
              6 months to < 12           40 hours       5 days
              months
              ---------------------------------------------------
              12 months to < 3 years     80 hours       10 days
              ---------------------------------------------------
              3 years to < 5 years       100 hours      12.5 days
              ---------------------------------------------------
              5 years to < 10 years      l20 hours      15 days
              ---------------------------------------------------
              10 years to < 20 years     160 hours      20 days
              ---------------------------------------------------
              20 years to < 30 years     200 hours      25 days
              ---------------------------------------------------
              30 + years +               220 hours      27.5 days
              ---------------------------------------------------

78. Employees who lose seniority, as provided in Paragraph 87 of this Agreement, prior to the end of the anniversary year of the particular vacation year are eligible for a vacation with pay except that payment for a vacation allowance to which an employee would otherwise have been entitled shall not be denied because of separation of the employee from the payroll by death or retirement under the Pension Plan prior to the end of the anniversary year. Employees with less than six month service are not eligible for vacation allowance.

79. All employees, if eligible, will be required to take a minimum of two (2) weeks physical vacation time off and are urged to take the full vacation period.

80. Employees may, with proper notice given, take vacation at a time requested by the employee, production requirements and seniority permitting. All employees are required to provide a minimum of one (1) week's notice for vacation periods of less than five (5) days and are further required to provide a minimum of one (1) month's notice for vacation periods of five
      (5) days or longer. For seniority to govern, this request for physical time off must be made by March 31st each year.

81. Employees may carry over their vacation time which exceeds 80 hours into the following vacation year, not to exceed 80 hours carry- over.

82. Vacation pay allowance will be based on the employee's current straight time hourly rate. The vacation pay allowance will be paid to the employee as physical time -off is scheduled and taken.

83. An employee who is placed on lay- off shall receive his/her vacation time and pay as originally scheduled.

      a. If you leave CVC due to indefinite lay-off, retirement or death, vacation time will be paid according to the schedule in Appendix B. The time which you are accruing for service in your current anniversary year will be paid on a prorated basis which is based on the number of months of completed service since your last anniversary (1/12 of your annual vacation Lime per month of completed service).

84. In the event an employee does not take physical time off equivalent to his/her total vacation allowance, that differential will be paid at the end of the anniversary year at the request of the employee. In the case of a laid off employee this will be paid either at the anniversary date or earlier upon the employee's request.

85. Paid Absence Allowance Credit: The Company recognizes that any one of us may occasionally be away from work because of minor illness or the need to attend to pressing personal business which cannot be addressed during non-work time. While receiving a pay check from the Company, bargaining unit employees will receive an allotment of hours which may be used for incidental personal and sicktime. The use of this time is described below. The hours are paid at the employee's regular hourly rate and are credited to the employee on the anniversary of the

      a) PAA benefits are provided according to your length of service as outlined in the following table:

              ------------------------------------------------
              Length of Service   Sick Days      Personal Days
                                  (hours)        (hours)
              ------------------------------------------------
              0 to 6 months       0.00           0.00
              ------------------------------------------------
              6 months < 1 year   2 (16 hours)   2 (16 hours)
              ------------------------------------------------
              1 year +            5 (40 hours)   3 (24 hours)
              ------------------------------------------------

      b) Employees not earning a Company paycheck (e.g. on disability or leave), will not earn PAA time for each month of work missed (1/12 of your annual PAA time per month of completed service).

      c) When an employee is sick and unable to report for work at the regularly scheduled time he/she must notify the Company as instructed in Paragraph 99. Proper notification is necessary to ensure that Company's management can effectively maintain a smooth work flow during the absence.

      d) Employees are responsible for calling in at the beginning of each work day when sick and uncertain from day to day as to when they will be able to return. If the duration of an absence is known, you must advise the Human Resource Department accordingly.

      e) Personal and sick time is measured from one anniversary of the date of hire to the next. You may use the personal time for any purpose when proper notification has been supplied to the Company by submitting a Personal Time Request: refer to Appendix E. You may use personal time before or after a company holiday or with vacation if you receive your immediate supervisor's written approval in advance. Personal days may also be used for personal reasons all at one time with prior written permission from your immediate supervisor.

      f) Although illness is not predictable, the use of personal time usually is. Personal days must be scheduled a minimum of 24 hours in advance with your immediate supervisor. The supervisor can grant the use of personal time the same day if the situation warrants it.

      g) Employee with less than ten years of service may carry over a maximum of 32 hours of sicktime over to the following year; employees with ten years or more may carry over a maximum of 40 hours sicktime.

      h) On your anniversary date, you have the option of cashing in any or all of your accumulated personal time and sicktime for pay. You must cash in all personal time and any sicktime over the maximum number of hours which you are allowed to carry over (refer to Paragraph 84 g above).

      i) PAA time must be used in increments of at least one hour. Personal absences which are not pre-approved will not be paid. If you have used all of your PAA time and must miss work, the absence will be considered unexcused. The exception to this is if a previously approved unpaid day is taken immediately before or after a holiday, you will still be eligible for the holiday with pay.

      j) If you leave the Company due to indefinite lay-off, retirement or death PAA time will be paid according to the schedule in Appendix B. The time which you are accruing for service in your current anniversary year will be paid on a prorated basis which is based on the number of months of completed service since your last anniversary (1/12 of your annual PAA time per month of completed service). If you leave the Company due to a voluntary quit or discharge PAA time will not be paid.

      k) As an individual you are important in the performance of your work and our plans are based on the expectation that you will be at work on a daily basis. Therefore unexcused absence is grounds for disciplinary action.

IX.   PROBATION AND SENIORITY

86.   Probationary Period:

      a) Any employee who has been in the employment of the Company for ninety (90) consecutive days without a break in service, shall be granted seniority from their hire date. Until receiving seniority, employees shall be subject to layoff, discipline or discharge at the sole discretion of the Company. Probationary employees who are terminated and are rehired within fifteen (15) working days after being terminated, shall be considered to have been continuously employed.

      b) All probationary employees will be reviewed by management on a minimum of once a month as to their job performance. The Union Steward, Chief Steward or President will be present during such reviews.

      c) If, in the opinion of the Company, an employee has not satisfactorily completed their probationary period, the Company may extend the probationary period for not more than an additional forty-five (45) days.

87.   Seniority

      a) Seniority shall be defined as the length of service of the employee with the Company or its predecessors in the bargaining unit beginning with the starting date of initial employment or the starting date of re-employment, whichever is later.

      b) When employees have the same starting date, seniority order shall be established by the lower of their individual social security numbers.

      c) On all employees covered by the Agreement, the Company shall maintain seniority records, a copy of which will be furnished to the Union each month.

      d) After completion of the Probationary period, an employee will accumulate seniority continuously except as provided in Paragraph 88.

88.   Loss of Seniority:

      a)    Seniority shall be lost for the following reasons:

            1)    Voluntary quitting.

            2)    Discharge for good and sufficient cause.

            3) Failure on the part of the laid- off employee to return to work within three (3) working days after receipt of notification by the Company, by registered letter to the employee's last known address, that the employee is to return to work. When an employee, for valid reasons, is unable to return to work or to notify the Company within three (3) working days, they shall, upon presenting proof to the Company of their inability to return to work or to so notify the Company, be reinstated on the job. When the Company has recalled an employee from layoff, a delay by the employee in reporting to work shall not preclude the Company from working an other employee, including a junior recalled employee, in the recalled employee's job pending the reporting to work of the recalled employee.

            4) Exceeding leave of absence without giving a satisfactory reason.

            5) Employees on layoff out of the plant shall have recall rights for a period equal to their seniority from date of hire but not to exceed eighteen (18) months. Employees on layoff in classifications within the plant shall have unlimited recall rights subject to the other provisions of this Agreement.

            6) An employee who fails to notify the Company on the third day of absence shall be deemed to have quit. Notice herein referred to shall be made to the Human Resource Department. An employee who reports ill and remains away from work for more than three (3) working days, will be responsible for requesting a leave of absence, which leave shall be subject to revocation and the employee subject to discharge upon failure to present satisfactory proof of illness.

89. Application of Seniority: Seniority will be used only for purposes set forth in this Agreement.

90.   Layoffs:

      a)    In all cases of temporary layoffs for periods not exceeding three
            (3) working days or any extension mutually agreed to by the parties, seniority shall govern, except that under no circumstances shall the Company be obligated in such cases to change the job assignment of any employee involved which would entail a familiarization period or to change the employee's present department or shift.

      b)    The Company will not temporarily layoff an employee more than three
            (3) working days in any thirty (30) day period nor eighteen (18) cumulative days in any contract year unless agreed to by the employee. The Company will not maintain records of temporary layoff for individual employees and it will be incumbent upon the employee to point out to their supervisor whenever they have reached the maximum days specified in Paragraph 89 a) and above. If the employee does not contest the matter at the time of temporary layoff, it will be assumed they are agreeable to accept the temporary layoff.

      c)    An indefinite layoff is a layoff expected to continue beyond three
            (3) consecutive working days. An employee who is to be placed on indefinite layoff will be entitled to exercise their seniority rights in accordance with the terms of this Agreement.

      d) Employees who are placed on indefinite layoff will be given 3 days pay, and will not work those 3 days. In addition, the company will pay the monthly premium for health benefits for the month following the month of layoff. Those employees affected will be informed as a group if more than one employee is involved. The Union President, Chief Steward and the respective Area Stewards will be present. The procedure outlined in Appendix B will be followed.

      e) On an indefinite layoff, the Company will layoff the least senior employee in the classification, department, and shift affected. Seniority will be determined by the employee's original date of hire.

      f) When an indefinite layoff is to occur, the Company will, if at all possible, notify the Union at least three (3) working days prior to such layoff as to the classification, department and shifts to be affected. Such three (3) working days notice will also be given those employees to be laid off where the reduction is to take place. Employees bumped will be afforded as much advance notice as possible but in no event less than one (1) working day.

91. Inventory: During period of physical inventory, seniority within the department shall govern in the scheduling of employees to work within that department. If additional employees are required beyond those available from the department, all employees will be considered and seniority honored in the further selection provided the employee is qualified to perform the work required. The Union will be given a minimum of two (2) days notice by the Company of the employees that are scheduled for inventory work outside their department. In the event overtime is required during or on inventory, this overtime shall not be charged in considering overtime distribution.

92.   Bumps:

      a) An employee placed on indefinite layoff will report to the Human Resources Department of the Company for an exit interview, at which time they will complete a "Recall and Bump Form", two copies of which will be given to the employee, one of which will be furnished to the Union by the employee. The positions listed on the "Bump and Recall Form" will not be taken lightly and the employee involved should have a real conviction that he or she can perform the jobs listed. Cross-training records will also be used to determine the eligibility of employees to bump into another classification. There will be no obligation on the part of the Company to return an employee to work other than to their regular classification until they have completed the Bump and Recall form.

      b) When bumping, a qualified employee may bump into a classification of their choice and on a shift of their choice. They may only bump in the same labor grade of their regular classification or to a classification in a lower paid labor grade. They may only bump an employee of lesser seniority and will be required to bump the least senior employee of that classification on the shift of his choice whose job they are qualified to perform. Seniority will be determined by the employee's original date of hire.

      c) The determination of an employee's qualification to perform a job entered on their "Recall and Bump Form" will be made following the exit interview. If they are disqualified, the reasons for such disqualification will be reduced to writing and given to the employees and the Area Steward.

      d) In exercising bumping rights, an employee must first exhaust all possibilities in the classification from which laid off or bumped, except that they will not be required to change shifts.

      e) When exercising bumping rights, an employee will not be trained to do the job; however when an employee bumps into a classification of their choice as provided in Paragraph 91 c. above, the Area Steward and a member of Management will mutually agree on a specified period of time, during which the employee will be given, with suitable orientation, an opportunity to demonstrate that they can satisfactorily perform the job. If it is then found that they cannot satisfactorily perform the job, they will be laid off and allowed to exercise their seniority rights.

      f) An employee who declines to bump at the time of layoff will so state on his Recall and Bump form. They will then remain on layoff until recalled; refer to Recalls, Paragraph 93.

93.   Recall:

      a) Employees working out of their regular classifications and employees on indefinite layoff will be recalled to their regular classification when their services are needed, in seniority order. The same procedure will be used when employees are recalled to positions listed on their Bump and Recall forms. Seniority will govern in cases where an employee is competing in trying to return to their regular classification with another employee who has such classification listed on their Recall and Bump form; refer to Appendix I. Seniority will be determined in accordance with Paragraph 87 of this Agreement.

      b) An employee may be recalled only to a classification in the same or to a lower paid labor grade.

      c) On recall, an employee will not be trained to do the job, however, they will be oriented and directed in such a manner as to provide an opportunity to satisfactorily perform the job. If it is found that they cannot satisfactorily perform the job, they will be disqualified and placed on layoff.

      d) An employee who declines recall to their regular classification or any other classification listed on their Recall and Bump form will be treated as a voluntary quit, unless they have an adequate reason for such failure to return.

      e) An employee on layoff who has completed a Recall and Bump form may change such form by notifying the Human Resource Department in writing any time prior to recall.

94. Transfers Out of Bargaining Unit: Any employee who is transferred out of the bargaining unit for any reason shall have no contractual right to return to the bargaining unit in a classification in which employees are on layoff. Employees transferred out of the bargaining unit shall continue to accumulate seniority for a period of one (1) year. If returned to the bargaining unit within such time period. and there is an opening the employee shall be returned to the job held prior to their transfer out of the bargaining unit or to the classification now covering the type of work they performed at the time of transfer out of the bargaining unit. If there is no opening in the classification from which the employee was from, the employee may "bump" his/her way back into their previous position, if seniority warrants, as per paragraph 92.

95.   Flexibility of Work Assignments:

      a) It is understood and agreed between the parties that irrespective of job classification, employees may be assigned to perform work outside their current job classification based on the understanding; of an acceptance by the parties that work requirements vary from day to day based upon customer orders and needs and production schedules. When such work assignments occur, the employees involved shall not suffer a loss in base wages as a result of such assignment. The provisions of this section shall not be applied in a discriminatory or arbitrary manner. Nothing in this section shall be intended to permit circumvention of the job promotion procedure outlined in the Agreement, Article XII or to deny full time employment to an employee on layoff status.

      b) It is recognized and agreed that certain employees spend a portion of their time in the classifications over which they serve. This principle is applicable whether or not employees are on lay- off from the classifications over which they serve.

X.    SHIFT PREFERENCE & PREMIUM

96.   Shift Preference:

      a) Management reserves the right to make any temporary shift transfers to not exceed thirty (30) working days duration, in a calendar year, using seniority, job skills, and business needs as the selection criteria. Personal hardship cases will exempt individuals from shift change requirements. If you work the majority (more than 50%) of your straight time hours between the times listed below, you will be paid the appropriate shift differential for all hours worked on that shift.

      b) Employees may request of their immediate supervisor, in writing, a transfer to another shift. The shift change shall be limited to their present job classification and department, and they must be able to perform the available work. Employees shall be permitted upon the expiration of twenty (20) working days, to displace the employee having the least amount of seniority on the shift of their preference, provided the above qualifications are met. All employee requested shift changes will become effective on a mutually agreed upon day. An employee may request a shift change only twice in a calendar year. Exceptions must be mutually agreed to by the Union and Management.

97.   Shift Premium

          ----------------------------------------------------------
              Shift hours         Shift Title        ShiftPremium
          ----------------------------------------------------------
          7:00 am to 3:30 PM
                   or                  A               none
          7:00 am to 5:30 PM
          ----------------------------------------------------------
          3:00 PM to 11:30 PM
                   or                  B          10% over base rate
          3:00 PM to 1:30 am
          ----------------------------------------------------------
          11:00 PM to 7:30 am          C          l5% over base rate
          ----------------------------------------------------------

98. If you regularly receive shift premium, your vacation and holiday pay will also include shift premium.

XI.   ABSENCE AND LEAVES OF ABSENCE

99. Absences: It is understood and agreed that a high standard of attendance is essential to an efficient plant operation. The Union pledges that it will cooperate fully and will encourage its members to cooperate fully with Management, both in maintaining good attendance records and in prompt notification when absence is necessary.

100. Report of Absence: On the day of an absence, employees on the first shift must notify the immediate supervisor or Human Resource Department between the hours of 7:00 AM and 8:30 AM, second shift between 2:00 and 3:30 PM. and third shift between 10:00 and 11:30 PM, unless this absence has been previously approved. Voice mail messages are not an acceptable form of notification; the employee must contact the supervisor or Human Resource department directly, Employee are urged to use the supervisor's Pager. Such notification will be waived in unique cases where it is physically impossible for the employee to contact the above. In such cases, it is the employee's responsibility to contact the Human Resource Department as soon after 9:30 as is physically possible and to provide a written doctor's note upon return to work. The employee, upon providing notice of an absence for personal business, shall specify the period of and reason for the absence. Failure to notify the Company on the first day of absence will result in appropriate disciplinary action.

101. Leave of Absence: Limited leave of absence for sufficient cause will be granted by the Company, upon application, to employees who have completed their probationary period. Requests for leave of absence must be made in writing on the form provided for that purpose, and must be approved by the employee's immediate supervisor, VP of Operations and the Director of Human Resources. Refer to Appendix D for Leave of Absence Forms.

102. Seniority shall continue to accumulate during the approved leave of absence; however, all such leaves are without pay and an employee on leave shall not be entitled to any other benefit provided by the terms of this Agreement unless eligibility for such benefits is otherwise expressly provided for in the Agreement. When an employee has been granted a leave of absence for a specific period of time, it will be the employee's responsibility to request an extension of such leave if additional time is required.

103. Subject to the conditions stipulated on this section, leaves of absence may be granted under the following guidelines:

      a) Leave of absence for personal business or vacation may be granted to employees when justification satisfactory to management is presented and when work schedules permit. An approved leave of absence for personal business shall not exceed thirty (30) calendar days and an employee requesting such a leave shall make his request a minimum of
            (5) work days in advance of the effective date of the leave. An approved leave of absence for vacation purposes will be marked "Vacation". When granted a personal leave of absence, you will be expected to utilize all unused vacation time at the commencement of your leave. Depending on the remaining time in your anniversary year, and with your manager's approval, this requirement may be modified.

      b) Leave of absence for personal health reasons, in no event to exceed twelve (12) calendar months or any extension thereof mutually agreed to by the parties, will he granted to employees when supported by satisfactory medical proof supplied by the employee. A request for an extension shall not be unreasonably denied. An employee requesting a leave of absence for medical reasons shall be subject to examinations by the Company physician if the Company determines such an examination to be necessary. A leave of absence which is granted for personal health reasons, shall be considered to be continuous if the employee is sequentially placed on another leave for the same general condition after working less than thirty (30) working days following completion of the previous leave of absence. A leave of absence for maternity reasons is considered a leave of absence for personal health reasons.

      c) An employee on leave of absence for personal health reasons may return to work prior to or at the expiration of such leave upon the release of their personal physician and subject to the approval of the Company's physician, if required. Such examinations to occur no later than the day before the return from leave,

      d) Leave of absence for extended time duty with the Local, District or International Union or to any appointed or elected public office may be granted to employees, either appointed or elected to fill such positions, for a period not to exceed twelve (12) calendar months. No more than two (2) employees shall be granted a leave of absence for this purpose during the same period of time.

      e) When leaves of absence are granted, the employee, upon return to active employment, will be returned to a job of like classification, if such a job still exists and provided his/her seniority standing entitles him/her to the position. However, if circumstances have eliminated such comparable jobs, the employee will be reclassified to the most nearly comparable job for which he/she is qualified and to which his seniority standing will entitle him/her.

      f) When an employee fails to return to work at the expiration of the approved leave of absence or accepts gainful employment during the leave of absence, the employee will be terminated.

      g) Leave of absence for compensable injury and legal occupational disease cases will be granted automatically for the full period of legal temporary disability and seniority will accumulate for the full period of such leave.

      h) Any employee who enters into active service in the Armed Forces of the United States, as defined below, will be given a leave of absence for and will accumulate seniority during such a period of service, and upon termination of such service, shall be offered re-employment in their previous position, in line with their seniority, at the current rate of pay for such work, unless the circumstances have so changed as to make it impossible or unreasonable to do so, in which event he/she will be offered such employment as may be available in line with their seniority, on work which is similar to that which he/she was doing before he/she left, at the current rate of pay for such work, provided he/she has been honorably discharged, is physically able to do the work, and reports for work within ninety (90) days after their discharge. As used in this section, entrance into active service is defined as limited to:

            1) Having entered into such service under the terms of the Selective Service Act of 1940 as amended

            2)    or Entering into service under the Selective Service Act of
                  1948

            3) or Entering into service under the Universal Military Training Act of 1951, as a member of the United States Army, United States Navy, or United States Air Forces

            4) or Whose service is subject to the jurisdiction of the United States Air Force, and whose entrance into such service cannot be terminated by voluntary resignation.

XII.  NEW JOBS, PROMOTIONS, Posting, Bidding, Promotions

104. New Jobs: When new jobs arise which cannot be properly placed in classifications which have been established previously, the Company will establish new job classification and place within or above the wage structure. A copy of the new classification and rate range shall be furnished to the Union.

      a) Thereafter, within thirty (30) days from the effective date of such new job classification, the Union may request a review of the rate range being established on the new job classification. When the Company and the Union have mutually agreed on a rate range for the new job, such rate range, if different from the one originally established by the Company, shall be effective, and all hours worked within such a new job classification shall be paid accordingly.

      b) When the parties, after a period of thirty (30) days, cannot agree where a new job is to be inserted, the issue of the proper slotting of the job may be submitted by either party to arbitration.

      c) Any dispute arising as to the proper classification of an employee or employees as the result of a grievance claiming that new work should be performed by a new job classification, will be subject to the grievance procedure, including arbitration. Conversely, where the Company has decided that a new job exists and the Union claims that the work should be slotted into an existing classification the dispute may be made the subject of a grievance which may be processed through the grievance procedure, including arbitration. This section shall in no way authorize the arbitrator to establish or act on wage rates.

105.  Promotion:

      a) General Provisions: Employees may only bid or apply for an opening in the same or higher labor grade than the classification in which they are currently assigned. An employee may however, apply for a lower labor grade in certain extenuating circumstances such as for medical reasons. If an employee has been granted a change of regular classification under the provisions of the Article and is later found to be not qualified to perform the work, the employee will be disqualified and returned to their last previous regular classification, seniority permitting. If the employee lacks sufficient seniority to return to such regular classification, then the employee may be laid off or exercise seniority rights in accordance with this Agreement. The employee will not be permitted to again bid or apply for a promotion for a period of six months.

      b)    Definitions:

            1) Regular Classification- An employee's regular classification is that job classification to which he/she was last assigned by a) hire, b) a successful bid or application, or c) a change by the Company with employee's consent.

      c) The Company need not act on applications if an opening ceases to exist.

106.  Filling Openings:

      a) An Opening will be filled by a qualified employee who has bid or applied for such opening. If there are two (2) or more qualified employees, the more senior employee shall be awarded the opening.

      b) If an opening, cannot be filled through the provisions of this section, it may be filled by the individual consent of an employee or at the discretion of the Company. In any event if the opening is not filled within a six month period after posting, a new posting must be made.

      c) The Company will determine the size and composition of its workforce and will determine when an opening exists. The Company need not act on bids or applications if an opening ceases to exist after posting.

107. Posting: An opening will be posted on the shop bulletin boards for a period of 10 (10) consecutive working days, excluding Saturdays, Sundays and Holidays. Such posting shall indicate the department, labor grade, job classification, shift and rate of pay.

108. Bidding: Employees who have completed their probationary period who meet the minimum qualifications to bid on openings may do so, in writing, on forms designed and supplied by the Company. Only those bids submitted within the ten (10) posting period will be considered.

109.  Promotion Application:

      a) Employees who have completed their probationary period may make application for an opening by properly filling out an application form designed and supplied by the Company and submitting it to the Human Resource Department; refer to Appendix H.

      b) An employee may file a promotion application at any time. Applications will remain on file until December 31 of each year, at which time they will become inactive. Employees desiring to remaining in consideration for promotions must file new applications after January 1. Applications may be withdrawn at any time. Applications of file by any employee will not be considered if the employee is present in the plant the ten days that the job is posted.

XIII. BULLETIN BOARDS, SAFETY AND HEALTH, ANTI -DISCRIMINATION, BULLETIN BOARDS

110.  Bulletin Boards:

      a) The Company will provide bulletin boards which may be used exclusively by the Union for posting notices approved by the designated Management Representative and restricted to:

            1.    Notices of Union recreational and social affairs.

            2.)   Notices of Union elections.

            3.)   Notices of Union appointments and results of Union elections.

            4.)   Notices of Union meetings.

            5.)   Notices of official Union business.

      b) There shall be no other posting or distribution by employees of pamphlets, advertising, political matter, notices, or any kind of literature upon the Company's property other than as herein provided.

111.  Safety and Health:

      a) The Union may at any time draw safety hazards to the attention of the Management. The Company will not require employees to work under conditions which are unsafe or injurious.

      b) Refusal of an employee to follow safety rules and regulations or to use available safety devices and equipment when instructed to, will subject him/her to disciplinary action up to and including discharge.

      c) The Company shall continue to make reasonable provisions for the safety and health of the employees during the hours of their employment. Both the Union and the Company agrees that they will cooperate with each other in all matters concerning the health and safety of the employees. The Company shall provide such protective equipment as it deems necessary to protect the employees from injury and sickness.

      d) Effective January 1, 1989 the wearing of safety shoes by all bargaining unit employees is mandatory during working hours. The Company will pay the total cost ($150.00 maximum) for the replacement of safety shoes as required (manager approval) but not more often than every 18 months. Only AISI approved shoes will be allowed and the company will provide a list of local stores where these shoes are available.

      e) A Safety Committee, with two representatives from the bargaining unit, will meet quarterly to conduct safety audits of the manufacturing areas.

112. Anti-Discrimination: The Company and Local 342 agree they will not discriminate in hiring or treatment of employees in their training, upgrading, promotion, transfer, layoff, discipline, discharge, or otherwise because of race, color, creed, national origin, sex, age, marital, handicapped, or Veteran status, or membership in the Union.

XVI   BEREAVEMENT PAY, JURY DUTY, REST PERIODS, WASH -UP TIME

113.  Bereavement Pay:

      a) When death occurs in an employee's immediate family, defined as: current spouse, parent, parents of current spouse, child, brother, sister, step-children, step parents, grandparents, or any dependent person living in the employee's home, the employee, on request, will be excused for any of the first three (3) regularly scheduled working days (excluding Saturdays and Sundays); or in the case of seven day operations, excluding the sixth and seventh work days of the employee's scheduled work week immediately following the date of death.

      b) In the case of the death of an employee's sister-in-lawor brother-in-law ,he/she will, on request, be excused for one (1) regularly scheduled working day coincident with the day of the funeral.

      c) After making written application, therefore, the employee shall receive pay for any scheduled hours of work up to eight (8) per day for which the employee is excused (excluding Saturdays and Sundays; or in the case of seven day operations, employee's scheduled work week) provided he/she attends the funeral and provides satisfactory evidence of their attendance to the Company.

      d) Payment shall be made at the employee's regular straight time hourly rate (excluding overtime and night shift premium) as of their last day worked. Time thus paid will not be counted as hours worked for purposes of overtime.

114.  Jury Duty Service:

      a) Any employee with one or more years of seniority who is called to and reports for jury duty, shall be paid by the Company for each day partially or wholly spent in performing jury duty; the employee otherwise would have been scheduled to work for the Company and does not work, an amount equal to the difference between the employee's regular straight time hourly rate exclusive of shift premium, overtime premium and any other premiums for the number of hours up to eight (8) that he/she otherwise would have been schedule to work and the daily jury duty fee paid by the court (not including travel allowance or reimbursement of expenses).

      b) In order to receive payment under this section, an employee must give the Company prior notice that he/she has been summoned for jury duty and must furnish satisfactory evidence that jury duty was performed on the days for which they claim such payment. The provisions of this section are not applicable to an employee who, without being summoned volunteers for jury duty.

      c) Employees working the second or third shift who are summoned and perform jury duty and elect not to report to work those days, will receive jury duty pay.

115. Rest Periods: There shall be two (2) fifteen (15) minute rest periods with pay during each regular shift at a stated time as defined by the Company and consistent with production requirements.

116. Wash Up and Clean Up Time: There shall be two (2) five (5) minute wash- up periods, one (1) before lunch period and one (1) before quitting time of each shift for the purpose of personal wash up.

XV.   REPRESENTATION

117. The Union shall select a bargaining committee to be composed of not more than four (4) employees, which will include the President and Chief Steward. The duties of the bargaining committee shall be to negotiate the Collective Bargaining Agreement with the Company.

118. The union shall also select stewards to represent the employees in the bargaining unit. The number of stewards and the department steward assignments shall be determined annually by mutual agreement of the parties. In the annual determination of the number of stewards, the ratio of stewards to employees shall not exceed one for each thirty (30) employees in the bargaining unit who are actively at work. Such redetermination shall be completed sufficiently prior to May 31 of each year to permit the Union to hold the necessary steward elections and advise the Company of the new stewards by June 1 of each year. One employee shall be designated by the Union as the Chief Steward, which position is an elective office.

119. In the event a second (2nd) or third (3rd) shift is started, a steward will be permitted for the shift even though less than thirty (30) employees may be assigned to the shift. However, a second steward will not be provided until and unless the ratio of one (1) steward to thirty (30) employees is present on the shift.

120. All stewards and other union officials shall be selected from among the employees in the bargaining unit. In conjunction with the grievance procedure, each steward shall act only for the employees within their jurisdiction. It is agreed that no probationary employee shall be eligible to serve as a Union Representative in any capacity.

121. The names of the members of the bargaining committee and the names of the Chief Steward and stewards shall be supplied to the Company President, VP of Operations and Director of Human Resources at the time of their taking office, and the Company shall recognize such personnel on the day after receipt of such certification. The Company shall also be advised in writing of changes in such officials.

122. Authorized non-employee representative of the Union shall be allowed access to the Company's premises at reasonable times during business hours and subject to reasonable restrictions against interference with production activities, for the purpose of carrying on such Union business as from time to time may be necessary. Such representatives shall request such access from the designated Management Representative.

123. Employees shall not leave their work stations to communicate with Union representatives with reference to the purposes authorized by this Agreement until they have obtained permission from their supervisor and identified the purpose of their leaving their work stations.

124. Employees may be absent from work on Union business during their regular shifts without pay when prior arrangements are made with the designated Management Representative, in writing, by an officer of the union, with the understanding that the total absence from work under this paragraph will not exceed six (6) in number at any one time, or a number mutually agreed to by the parties in each instance. Where the employee works a portion of their shift before leaving the plant, a pass must be obtained and shall be granted.

125. The Chief Steward and the President shall each be allowed twenty (20) hours per month, non-cumulative, during working hours and without loss of pay, for Union related business such as recording overtime schedules, consultation on Union -Company related problems, and grievances. The stewards authorized shall each be allowed twelve (12) hours per month, non-accumulative, during working hours and without loss of pay, for Union related business such as recording overtime schedules, consultation on the Union

      Company related problems, and grievances. The Union Recording Secretary shall be allowed six (6) hours per month, non-cumulative, during working hours and without loss of pay for Union related business such as posting notices, etc. The Union Financial Secretary shall be allowed nine (9) hours per month for Union related business.

126. Any time, by the Bargaining Committee, spent in meetings with Management which are outside the normal negotiations and have been requested by the Company, will be paid for by the Company.

127. Time spent in Step 3 of the Grievance Procedure by the President, Chief Steward and the applicable steward shall be paid by the Company. Such time will be held to the minimum necessary time required to settle or process the grievance.

128. Any time spent on Union business by the representatives listed above, which exceeds the pay limitations of the Company for such matters, shall be paid for by the Union local.

129. Before leaving their work stations for purpose of the activities authorized by this Agreement, the Stewards, Chief Steward and President shall request and will receive a written pass for Union business from their supervisor authorizing them to leave their work station. At the time of the request, they shall identify to the supervisor the purpose for their leaving. They shall not, however, be permitted to go on Union business until a substitute worker is provided in their place, if one is required. No undue delay shall occur in providing a substitute.

130. Upon entering a department other than their oven which they enter for purposes of the activities authorized by this Agreement, they shall state the reason for their business to the supervisor of the department and show him/her their pass for Union business and obtain his signature on the pass before talking with any employee in said department. The Union agrees to hold to a minimum all time spent on Union business.

131. The President and the Chief Steward shall have top seniority in the event of a layoff for so long as they continue to hold such office. Area stewards shall have top seniority in the areas under their jurisdiction in the event of layoff and for so long as they continue to hold such office.

132. Members of the Union Bargaining Committee not already covered by top seniority provisions will have top seniority in the event of a layoff four
      (4) months prior to the expiration of the contract and such top seniority will continue until the contract is ratified.

XVI.  SHORT-TERM MILITARY PAY:

133. An employee with one or more years of seniority who is called to and performs short term active duty of thirty (30) days or less, including annual active duty for training, as a member of the United States Armed Forces Reserve or National Guard shall be paid by the Company for each day partially or wholly spent in performing such duty, if the employee otherwise would have Been scheduled to work for the Company and does not work, an amount equal to the difference, if any, between (i) the employee's regular straight time hourly rate on the last day worked, exclusive of shift, overtime and any other premiums for the number of hours up to eight (8) that he/she otherwise would have been scheduled to work and (ii) their daily military earnings (including all allowances except for rations, subsistence and travel). The Company's obligation to pay an employee for performance of military duty under this Article is limited to a maximum of ten (10) scheduled working days in any calendar year.

134. In order to receive payment under this Article, an employee must give the Company prior notice of such military duty, and upon their return to work, must furnish the Company with a statement of their military pay while on such duty.

XVII  DURATION OF AGREEMENT

135. From time to time issues may arise as a result of the changing nature of work at CVC, Inc. which may best be addressed by negotiations between CVC and the Union. The parties may mutually agree to open negotiations which they deem appropriate under this Collective Bargaining Agreement.

136. The Company and the Union, for the life of this Agreement, agree that the other shall not be obligated to bargain collectively with respect to any subject of matter referred to or covered in this Agreement, even though such subject or matter may not have been within the knowledge or contemplation of either or both of the parties at the time that they negotiated or signed this Agreement.

137. This Agreement shall remain in full force and effect until midnight, October 31, 1998, and shall thereafter be continued in full force and effect from year to year after October 31, 2001 unless notice of termination or a desire to modify or change this Agreement is given in writing by either party at least sixty (60) days before the expiration date. Upon receipt of such notice, a conference shall be arranged for within thirty (30) days. This provision shall not be interpreted to require a meeting prior to sixty (60) days before the expiration date of this Agreement.

XVIII. COMPANY BENEFITS

MEMORANDUM OF Agreement: Below) are brief outlines of the Health Insurance coverage, Life Insurance coverage and Pension Program applicable to the bargaining unit employees at CVC Products. It is not intended that the entire contract language for all these programs be included, however, the highlights of the various programs are provided:

138.  Short Term Disability:

      o After 30 days of employment, employees are eligible for Short Term Disability benefit.

      o If an employee is out of work due to non-work related injury, illness, or surgery, for a period greater than 5 days, he/she may be eligible for Short Term disability benefit. Short term disability can begin on the 6th day of absence and coverage can continue up to 26 weeks. If admission to the hospital is required on the first day of absence, the five day waiting period will be waived and short term disability payments will begin on the first day of absence. This benefit pays 2/3 of base pay and overtime wages are not included in the calculation of Short Term Disability.

      o A bargaining unit employee that has greater than 5 PAA or vacation days at the time of disability/absence, may elect to exhaust all paid time off before STD begins.

      o If the situation arises that requires an absence of greater than 5 days, supervision is to be notified. If possible, the employee should let the supervisor know when he/she is expected to return to work.

      o Return to Work: A return to work certification from a health care provider (doctor's release) is required for absences greater than 5 days. This release should be submitted to Human Resources prior to the start of the shift.

      o Returning to Work With Modified/Light Duty: In some circumstances an employee can return to work under the conditions of a modified/light duty arrangement. Modified/light duty restriction (if any) and duration should be specifically noted in a doctor's release to return to work.

      o Every effort will be made to accommodate a modified/light duty restriction. The type of accommodation for modified/light duty will be determined by the Department Manager/Supervisor, Human Resources Representative, the employee and union representative. This accommodation will be within the scope of the Americans with Disabilities Act.

      o Reasonable accommodation can include reassignment to another position if there is an opening. If the reassignment is in a lower classification, current job classification will be retained for a period of 90 days. If the accommodation in the lower classified position is greater than 90 days, the employee classification will be adjusted to the lower classification. Upon return to regular duty and to the previous position, the former job classification will be reinstated.

      o If modified/light duty restriction is temporary (9 months or less in duration) assignment will be based on the duties that can be performed. Employee will not bump another for temporary modified/light duty. This bumping will only be allowed if the employee meets minimum requirements for the position and follows requirements for bumping in Paragraph 92.

      o If modified/light duty cannot be reasonably accommodated, the employee will be sent home and paid short term disability until an accommodation can be found or he/she can return to regular duty. If under this circumstance STD reaches 26 weeks, the employee will be given the option to apply for long term disability. CVC does reserve the right to terminate employment if a reasonable accommodation and/or reclassification to another position is refused by employee.

139.  Long Term Disability:

      o After 30 days of employment, employees are eligible for Long Term disability.

      o This benefit is paid beginning the 27th week of an extended absence due to the inability for an employee to return to work after Short Term Disability. Coverage is provided up to 60 percent of an employee's base salary. Continues for the length of the disability.

      o     Employees on long term disability will be removed from CVC payroll.

      o Return to Work From LTD: A doctor's release is necessary for an employee to return to work from LTD. An employee should notify CVC, in writing, of his/her intent to return to work, two weeks prior to the anticipated return to work date. If the absence is less than 18 months, the employee will then be allowed to bump, based on seniority, (as stated in Paragraph 92) into the position they held prior to the absence. If the absence is greater than 18 months and the Company has an open position available, an employee can return to work from LTD. Bumping will not be allowed and the employee could be assigned a position of a lower classification than was held prior to the absence. CVC reserves the right to assign the position based on qualifications to perform the assigned duties. If the absence is greater than 18 months and no position is available, then the terminated status is deemed final.

140.  Worker's Compensation:

Worker's compensation Insurance provides cash benefits and medical care payment for employees who become disabled because of job related injury or illness.

      o     It is entirely paid for by CVC.

      o An employee who is eligible for Worker's compensation is entitled to all necessary care that the injury/illness or the process of recovery may require. The individual is free to choose any physician, podiatrist or chiropractor authorized to give medical care by the New York State Worker's Compensation Board.

      o Beginning with the 8th calendar day of the work-related/illness, employees who lose time from work are eligible to receive 2/3 of their weekly wages to a maximum of $400. These weekly benefits are based on Worker's Compensations Law and are subject to modification. If the disability lasts more than 14 days, payments are made retroactive to the first day.

      o Injured employees have the right to select their own physicians. However, CVC may require an injured employee to submit to an independent physical examination by a doctor chosen by CVC. CVC does reserve the right to challenge excessive or unnecessary treatment for an injured employee.

      o The injured or ill employee's department supervisor should notify the Payroll Administrator as soon as they have knowledge of a work-related injury or illness by filling out the form located on V?\CVC forms\HR\accident-illness report form.

      o The New York State Workers' Compensation law requires that a C-2 Form (Employer's Report of Work Related Accident/Occupational Disease) be received at the Workers' Compensation Board within ten days of specified incidents; failure to do so could result in a fine. Therefore, the department must submit a completed C-2 Form to the Payroll Administrator when the work-related injury or illness results in one or more of the following: The employee is absent for three or more work days. The employee requires three or more medical visits. The employee sustains a facial injury or one that may cause a permanent or partial loss of bodily function regardless of lost work time. The Payroll administrator will review and forward the completed C-2 form for filing with the New York State Workers' Compensation Board.

141. Blue Cross/Blue Shield, Blue Choice, Preferred Care: Employees may enroll in one of the above medical insurance programs. Refer to the Human Resource department for full details. Coverage begins 30 days after your hire date. Coverage terminates on the last day worked, unless you are eligible for COBRA. See the Human Resource department for further details.

142. Prescription Drugs: Prescription drug purchases arc covered under the chosen health/medical plan.

143. Dental Plan: The Company will provide each employee with dental coverage for a single plan. If the employee wants dependent coverage, they must elect to pay an additional amount currently at $2.88 per week. The dental plan will provide 100 percent for preventive services, 75 percent for basic services, and 50 percent for major services. There will be a $50 deductible, which will be waived for preventive services. There will be a $1,000 calendar year maximum per participant and three time the $50 deductible per family. This plan does not have orthodontic coverage. Coverage begins 30 days after your hire date. Coverage terminates on the last day worked, unless you are eligible for COBRA. See the Human Resource department for further details.

144. Life Insurance: Each employee is provided with a $10,000 non-contributory group life insurance coverage. This coverage may be increased by $8,000 for total coverage of $18,000. The cost of the additional coverage is shared by the employee and the Company. In addition, the plan provides for an accidental death and dismemberment benefit which is equal to the amount of the coverage.

145. Pension Plan for Hourly Employees of CVC Products: The pension plan for hourly employees was "frozen" effective September 30, 1991. No future benefits will accrue to employees after that date. All benefits accrued prior to October 1, 1991 remain intact and unchanged. The Company, Inc. hourly and salaried employees pension plans have been merged effective September 30, 1991. The merged plan will continue in existence until it is fully funded. The Company is responsible for the full funding of the plan. When the plan is fully funded, it is expected that all benefits will be distributed or transferred to another plan. The Company is responsible for the termination of the pension plan, subject to the approval of the IRS and/or the Department of Labor, and will hold the Union harmless for any action that the Company may take which results in any type of protest which may be brought by any pension plan participant.

146.  401(k) Plan:

      o This language provides only a highlight of the 401(k) plan. The plan document shall control in the event of any disputes. A copy of the plan can be obtained in the Human Resource department for additional details about this plan.

      o Effective October 1, 1991, the Company adopted a 401(K) Profit Sharing Plan for all employees. The plan will be administered by the Chief Financial Officer. A 401(K) committee consisting of a minimum of 3 employees each from the bargaining unit and the non-bargaining unit will meet quarterly to review any changes or modifications to the plan which are not required by law.

      o Eligible employees can elect, through payroll deduction, to contribute up to 4% of his/her pay into the basic savings portion of the plan. The Company will make a matching contribution at a rate of $.50 on $1.00 on the first 4% that an employee contributes. The matching contributions are made each pay period.

      o Any eligible employee may further elect to contribute an additional 11% of his/her pay beyond the original 4% contribution (for a maximum of 15%). However, he/she does not receive an employer match on the additional contributions

      o At the end of each fiscal year (September), the Company will determine the amount, if any, of additional, discretionary contribution to be made to the plan (refer to the official plan document). The CVC contributions to your 401(K) account are subject to change The discretionary contribution, if any, will be made by December 15 of the year.

      o     No administrative charges for life of contract

147.  Retirement Benefits:

      o In addition to the pension, employees who retire on or before November 1, 2001, will cost-share 35% of the medical insurance premium cost; the Company will pay 65%. Employees who retire after November 1, 2001 will cost-share the medical insurance premium with the Company; paying 50% and the employees paying 50%.

      o Additionally, the Company will provide thirty-five hundred dollars ($3500.00) of life insurance at no cost to the retiree.

      o The Company pays 100% of the medical insurance premiums for bargaining unit employees hired prior to 11/8/91. Effective 1/1/98, the Company pays 60% and employees pay 40% of the cost of premiums.

148.  Severance Pay:

      a) In the event the Company plant is closed or in the event a product line is discontinued at that plant or is transferred to another plant of the Company which results in employees being laid off, the effected employees shall be entitled to severance pay provided they meet the following eligibility requirements.

            1) The employee has a minimum of 3 years seniority at the time of layoff.

            2) The employee has exercised all his seniority rights under paragraphs 91 through 92 of this Agreement.

            3)    The employee must notify the Company in writing within three
                  (3) working days after notification of layoff of their election to take severance pay.

      b) Employees accepting severance pay shall forfeit all their seniority rights and shall not be subject to recall by the company.

      c) Any employee who is 65 years or older at the time of layoff and is eligible for retirement, shall not be eligible for severance pay. The severance pay provided herein shall not be applicable to voluntary quits, discharge or economic layoffs.

      d) The severance payment referred to above shall be equal to the employee's total years of seniority multiplied by $350.00.

Signatures

In witness hereof the parties hereto have caused their names to be subscribed by their duly authorized officers and representatives this day of November 9, 1998.

For:                                    For:

Local 342 International Union           CVC Products
of Electronic, Electrical,              Rochester New York
Salaried, Machine & Furniture
Workers, AFL-CIO


/s/ Terry W. James                      /s/ Richard Chicotka
-----------------------------------     ----------------------------------------
Terry James                             Richard Chicotka


/s/ Robert Kimmel                       /s/ Mark Dehlman
-----------------------------------     ----------------------------------------
Robert Kimmel                           Mark Dehlman


/s/ Richard Manginell                   /s/ Dave Kolczynski
-----------------------------------     ----------------------------------------
Rick Manginell                          Dave Kolczynski


/s/ Alan Shanks                         /s/ Dennis Raup
-----------------------------------     ----------------------------------------
Alan Shanks                             Dennis Raup


/s/ Oscar L. Wilson II
-----------------------------------
Oscar Wilson

For:

International Union of Electronic, Electrical, Salaried,
Machine & Furniture Workers, AFL-CIO


/s/ Jean Zimber

Jean Zimber

Appendix A                      LAYOFF PROCEDURE

The personnel affected will be informed as a group with the Union President, Chief Steward and appropriate Area Steward present.

Exit interviews will be held on an individual basis with proper Union representation present This exit interview will include:

      1)    Completion of the Bump and Recall form.

      2) Scheduling of interviews for positions listed on the Bump and Recall form.

      3) Interviews with the HR department for full explanations of COBRA, PAA, vacation, etc.

When the Bump and Recall interviews are completed a copy of the result of the interviews will be provided to the individual and the Area Steward.

Refer to the chart below for separation coverage:

-------------------------------------------------------------------------------------
Type of Separation    Accrued     Accrued    Unused      Unused    Dental     Medical
                      Vacation    PAA        Vacation    PAA       Ins.       Ins.
-------------------------------------------------------------------------------------
Indefinite Lay-off    yes*        yes*       yes         yes       COBRA      COBRA
                                                                   **         **
-------------------------------------------------------------------------------------
Retirement            yes         yes        yes         yes       no         40%***
-------------------------------------------------------------------------------------
Death                 yes         yes        yes         yes       no         no
-------------------------------------------------------------------------------------
Quit                  yes         no         yes         no        yes        yes
-------------------------------------------------------------------------------------
Discharge             no          no         yes         no        yes        yes
-------------------------------------------------------------------------------------

* Unless otherwise requested accrued vacation and PAA will be paid on the anniversary date. Employees laid off within 6 months of hire date are not eligible for vacation and/or PAA allowances.

**    COBRA is an elected benefit

*** CVC will provide 65% of the medical insurance premium to employees who retire prior to 11/1/2001

Appendix B                    DISCIPLINARY ACTIONS

Disciplinary Actions: NOTE: Compliance with all present and future Corporate policies is a condition of employment for all CVC employees. Adherence to policies and procedures is mandatory; violation will result in the appropriate disciplinary action.

Suspension pending discharge: The following actions, but not limited to these offenses, will lead to immediate suspension pending discharge:

1)    Falsification of personnel or other records.

2)    Theft or misappropriation of property of other employees or of CVC.

3) The use, possession, distribution, sale or offering for sale of illegal drugs on CVC property.

4) Sabotage, abuse, misuse, or deliberate destruction of the property, tools, or equipment belonging to CVC or to other employees.

5) Reporting to work while under the influence or in an unsafe condition. Please note that substance abuse testing will be required after just reason/cause is shown. Test expense will be paid by CVC.

6)    Physical abuse, assault or fighting.

7) Insubordination -refusal to obey direct orders of Supervisory and/or Management staff.

8)    Possession of weapons on CVC property without permission.

9) Possession or consumption of any alcohol or controlled substance on CVC property.

10) Harassment; the use of abusive language, threats, intimidation or coercion towards anyone on CVC property. This includes interfering with others by distracting attention through unnecessary noise, throwing objects or other means of disruption.

11) Flagrant disregard for CVC Safety Rules, Clean Room Practices or other industry standard safety practices. Refer also to Appendix J & K.

Oral Warning, 1st Written, 2nd Written, Suspension, Discharge: The following offenses, but not limited to these offenses, will lead to disciplinary action including Oral Warning, 1st Written, 2nd Written, Suspension, and Discharge:

12)   Failure to comply with current smoking and/or fire regulations.

13) Restriction of output, making unnecessary scrap or unauthorized use of machines, tools or equipment.

14) Leaving CVC property without permission during work hours, wasting time or loitering.

15)   Immoral or indecent conduct.

16) The making of false or malicious statements concerning any individual at CVC, the Company or its products.

17)   Unauthorized use of Company phones or pay phones during work hours.

18) Unauthorized distribution of literature or other printed matter of any description on Company property.

19) Unauthorized posting of, or removal of notices, signs, or writing in any form on bulletin boards or other Company property.

20)   Unauthorized absences

21) Disregard for CVC Safety Rules, Clean Room Practices or other industry standard safety practices. Refer also to Appendix J & K.

Appendix C       BARGAINING UNIT EMPLOYEE LEAVE of ABSENCE FORM

-------------------------------------------------------------------------------------------------
Name:                            Reason for Request (check 1)         Return Date:
-------------------------------------------------------------------------------------------------
Street Address:                  Personal Business                    Leave Date:
-------------------------------------------------------------------------------------------------
City, State, Zip:                Personal Illness                     Hire Date:
-------------------------------------------------------------------------------------------------
Telephone:                       Personal Illness - extension         Dept:
-------------------------------------------------------------------------------------------------
Employee No:                     Vacation - extension                 Classification:
-------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Vacation time available:
--------------------------------------------------------------------------------
Personal time available:
--------------------------------------------------------------------------------

Employee Signature: _________________________________________ Date: ____________

Management Approval/Denial:
--------------------------------------------------------------------------------
          Title          Signature        Approve        Deny        Date
--------------------------------------------------------------------------------
Supervisor:
--------------------------------------------------------------------------------
VP of Operations:
--------------------------------------------------------------------------------
Director of HR:
--------------------------------------------------------------------------------

General:

All Leaves of Absence are subject to the provisions of the collective bargaining agreement and the conditions of this application.

Only employees who have completed the probationary period will be granted a leave of absence.

Applications for a Leave of Absence must be submitted for approval a minimum of five (5) working days in advance of the requested leave date.

Employees who fail to report to work at the expiration of the leave, or fails to request an extension or accepts gainful employment during a leave will be considered a voluntary quit.

Leaves of Absence and Extensions to Leaves of Absence must be requested by the employee in writing, in advance per the above.

Personal Business Leaves shall not exceed thirty (30) days.

Vacation Leaves will not be granted until all available vacation allowance has been utilized.

Personal Illness Leaves:

Medical statements covering the period of each Personal Illness Leave and each Personal Illness Leave Extension must be provided to the Human Resource department prior to final approval of such leaves.

The employee must submit a request for leave with these medical records; a statement from the doctor is not sufficient to grant or extend such leaves.

Employees on Personal illness Leave and/or Personal Illness Leave Extension may return to work prior to the expiration of the leave only upon release by their doctor and the approval of the Company doctor, if required.

Employees returning from Personal Illness Leave and/or Personal Illness Leave Extension must report to the HR department prior to reporting to their supervisor for assignment of duties. A release from the Company doctor is required for all absences in excess of three days.

Appendix D              FAMILY MEDICAL LEAVE ABSENCE FORM

[LOGO]
C V C

                   Request for Family and Medical Leave (FMLA)

Name:_______________      Date: __________

Reason for Family/Medical Leave:

      |_|   Birth/placement of child

      |_|   Serious health condition of self

      |_|   Serious health condition of:

            |_|   spouse

            |_|   child

            |_|   parent

Start date: ____________________ End date: ____________________

_______________________________________________________________
Employee Signature

Approvals:

_______________________________________________________________
Supervisor/Manager                               Date

_______________________________________________________________
Functional Vice President                        Date

_______________________________________________________________
Human Resources                                  Date

Copies:     Employee
            Supervisor
            Personnel File

Appendix E            EMPLOYEE PAA / VACATION REQUEST FORM

--------------------------------------------------------------------------------
Name:                  Reason for Request (check 1)      Return Date:
--------------------------------------------------------------------------------
Street Address:        Vacation                          1st Absence Date:
--------------------------------------------------------------------------------
City, State, Zip:      Personal Time                     Hire Date:
--------------------------------------------------------------------------------
Telephone:                                               Dept:
--------------------------------------------------------------------------------
Employee No:                                             Classification:
--------------------------------------------------------------------------------

Employee Signature: _________________________________________ Date: ____________

--------------------------------------------------------------------------------
Vacation time available:
--------------------------------------------------------------------------------
Personal time available:
--------------------------------------------------------------------------------

Management Approval/Denial:
--------------------------------------------------------------------------------
          Title          Signature        Approve        Deny        Date
--------------------------------------------------------------------------------
Supervisor:
--------------------------------------------------------------------------------
VP of Operations:
--------------------------------------------------------------------------------
Director of HR:
--------------------------------------------------------------------------------

Appendix F                   UNION TIME REQUEST FORM

Date:

Time departing department:

--------------------------------------------------------------------------------
Name:
--------------------------------------------------------------------------------
Union Office held:
--------------------------------------------------------------------------------

Request: provide department, individual to be consulted:

Supervisor's authorization # 1:
(supervisor of department union official works in)

Supervisor's authorization #2:
(supervisor of department entered for consultation)

Time returning to department:

--------------------------------------------------------------------------------
Union time available:
--------------------------------------------------------------------------------
Union time used:
--------------------------------------------------------------------------------
Union time remaining:
--------------------------------------------------------------------------------

Original:   HR Department


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

Appendix G                  DISCIPLINARY ACTION FORM

Date:

Employee name:

Description of infraction:

Level of discipline (retention period): Oral warning (6 months)

                                        1st Written (12 months)

                                        2nd Written (18 months)

                                        3 day suspension (24 months)

Date:             to Date:

Discharge:

Supervisor:

Retention: This disciplinary action will be held in the employee file for the designated period from the above date.

Original:employee File

xc:   Operations Manager
      Supervisor
      Employee
      Area Steward
      Chief Steward


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

Appendix H                                                 PROMOTION APPLICATION

Employees wishing to apply for future promotional opportunities must submit completed form with current resume to HR Department. Applications may be submitted at any time and will expire on the last day of the calendar year; employees are responsible for updates to all applications.

Name:

Department:

Position applied for:

Qualifications:

Education:

Documented Cross-training:

Experience:


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

Appendix I                     BUMP & RECALL FORM

--------------------------------------------------------------------------------
Date:                                   Seniority Date:
--------------------------------------------------------------------------------
Name:                                   Employee No.
--------------------------------------------------------------------------------
Address:                                Classification:
--------------------------------------------------------------------------------
                                        Wage Grade:
--------------------------------------------------------------------------------
Telephone:                              Shift:
--------------------------------------------------------------------------------
Other:                                  Layoff date:
--------------------------------------------------------------------------------

Seniority rights are available to the following job classifications:
--------------------------------------------------------------------------------
         Classification                       Wage Grade          Shift
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I wish to exercise bumping rights or be recalled to the following positions, (listed in order of preference):
--------------------------------------------------------------------------------
         Classification                       Wage Grade          Shift
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

It is understood that if recalled to the regular classification or any other classification listed on this form and refuse such recall or fail to respond this action will be considered as a voluntary quit.

It is further understood that management has the responsibility of determining the qualifications of individuals for all classifications and that records of performance, interviews and/or tests may be used to determine the qualifications for the above listed positions. If unable to meet the required qualifications a layoff will occur.

It is further understood that the listed classifications may be amended by submitting a new form to the HR department.

--------------------------------------------------------------------------------
Employee signature:
--------------------------------------------------------------------------------
Supervisor
signature:
--------------------------------------------------------------------------------
HR signature:
--------------------------------------------------------------------------------

original: HR
xc: Employee, Supervisor, Chief Steward


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

Appendix J                         CAR POLICY

Compliance with this and other CVC policies is a condition of employment for all employees. Failure to comply will lead to disciplinary action including discharge.

Access:

Access is restricted to necessary personnel; those essential to the build and test functions

Entry must be made through the gowning area.

Gowning Requirements:

The following must be worn by all personnel entering the CAR:

Disposable shoe covers or clean room sneakers*

Disposable latex or nitrile, powder-free gloves**

Disposable head cover

Lab coat

* Clean room sneakers must be removed when leaving the clean area to enter any other part of the facility, or when leaving the building.

** Touching any vacuum surface with ungloved hands is considered a flagrant violation of Clean Room Practices and is subject to suspension pending discharge. This may also apply to any finished surfaces on the exterior of vacuum chambers.

Appendix K                    SAFETY & HEALTH RULES

The personal safety and health of each employee of CVC, Inc., is of the utmost importance. We maintain a health and safety program conforming to the best practices of similar manufacturing environments and comply with all pertinent regulations.

To be successful, such a program must embody proactive attitudes toward injury and illness prevention on the part of both management and employees. It also requires cooperation in all health and safety matters between managers, employees, and co-workers. Through mutual cooperation CVC can establish and maintain a safe workplace.

Our objective is to provide a health and safety program that will minimizes on-the-job-accidents and injuries. This health and safety program includes:

A program of health and safety inspections to identify and eliminate unsafe working conditions or practices. To correct any health hazards or safety hazard, and to comply fully with all Federal, State and Local health and safety standards for each function.

To insure compliance with all applicable regulations, CVC will provide mechanical and physical safeguards on all equipment when required.

Provide health and safety training to all employees.

Provide necessary personal protective equipment and instructions for its use and care.

Provide an investigation of every accident to determine what caused it and to take corrective action to prevent recurrence.

Provide enforcement of the the Company, health and safety rules

Health and Safety Rules

The Health and Safety Rules contained herein are supplementary to applicable Federal, State and local statutes, regulations, laws and ordinances. In the event of variance, the more strict requirement shall apply

General

All employees must know and understand all safety rules and procedures that are applicable to their work and location

All employees are required to cooperate with these rules as a condition of employment.

All employees are expected to use proper care in the performance of work.

All employees are expected to be watchful for the safety of others.
All visitors to CVC, Inc. must sign in at the reception desk to obtain a visitor's badge and must be accompanied at all times. Employees are expected to direct all visitors to the reception area.

Injuries/Illness

Immediately report all injuries to your WGL and/or manager. All first aid treatments performed must be followed up by a competent medical authority. This responsibility lies with the injured person. If you feel ill or if you believe someone working with you is ill, notify your manager immediately.

All accidents, injuries and illness' which require medical treatment by an external facility must be reported to Payroll & Benefits within 1 working day. Refer to CVC Employee Accident/Injury/Illness Report.

Wearing Apparel

Clothing appropriate to the work being performed will be worn at all times.

Shorts are not permitted in the manufacturing areas.

Gloves shall not be worn when operating machines with revolving spindles and/or tools such as lathes, milling cutters and boring mills, drill presses, etc.

Loose or ragged clothing and handing chains will not be permitted around moving machinery.

Safety shoes are to be worn by all manufacturing personnel and employees whose regular job function requires them to be on the manufacturing floor.

Refer to the Company. CAR Policy for gowning requirements within the Clean Assembly Rooms

Eye Protection

It is mandatory for all employees of CVC Inc. to wear safety glasses whenever they are in the manufacturing areas. The first pair of safety glasses (plain) will be provided by the company.

CVC Inc. is not responsible for the cost of the eye examination. You must obtain an Empire Vision voucher from the HR department to take with you when ordering safety glasses.

Housekeeping

Good housekeeping requires all items be kept in their proper place. Do not allow unnecessary articles to be kept around the work area. All employees are expected to cooperate in this Remember, a clean work area is a safe area.

Place refuse in the trash containers that are provided.

Recyclable materials must be placed in the appropriate containers.

Scrap metals must be placed in the provided containers.

Oil, grease, water or any other material that is spilled or collects on the floor, stairs, walk ways, etc. must be cleaned up immediately; contact the Facilities department for assistance. No oil or grease should be dumped into any drain.

All walkways, aisles, steps and emergency exits must be kept clean and unobstructed.

Access to emergency devices, such as Fire Extinguishers, control valves, electrical switchboxes, etc., must be kept open at all times and must not be obstructed by any material.

Hearing Protection

All areas of our plant have been audibly analyzed. Those areas which have been identified as potentially harmful to hearing have been designated with warning signs which state CAUTION -- EAR PROTECTION MUST BE WORN WHILE WORKING IN THIS AREA -- Employees working in any of these designated areas must wear hearing protection devices.

Hearing protection devices are supplied by the company.

Radio headphones are not permitted on the company premises.

Radios are permitted in areas when they are not distracting to others; the volume must not be audible from several feet away.

Emergency Situations

Emergency situations fall into three categories, personnel injury requiring immediate medical attention, hazardous material spill or fire. In each case, pick up the nearest telephone, dial 60 (to page), state what the problem is and the location. Refer to the Company Contingency Plan for full details.

Smoking

CVC, Inc. is a no-smoking facility; smoking is restricted to the area outside the employee entrance.

The no-smoking zone begins ten feet from the building doorways.

Smoking by bargaining unit employees is restricted to the two 15-minute break periods and the 30-minute lunch period.

Inspection Of Machinery, Tools, Equipment, And Safety Apparel

Before using, employees are expected to inspect all tools, machines, pieces of equipment, and safety apparel. If it is defective or in any way unsafe, do not use it; report the condition to your manager immediately.

Machine guards and other safety devices are provided for protection and may not be removed except for making repairs, lubricating, or cleaning.

Removal of protective guards must be done by authorized persons. Guards that have been removed for routine maintenance anchor service must be replaced before staffing machinery. Proper lockout/tag out procedures must be observed.

Operation Of Lift Trucks

Only authorized employees are permitted to operate any piece of power-driven equipment.

Authorization to operate lift trucks will be issued to an employee only after the successful completion of the required training program.

No one shall ride operate a lift truck unless they are properly positioned. Passengers are strictly prohibited, and no person may ride on the fork of any fork lift truck.

Hazardous Materials

CVC, Inc. complies with the requirements of OSHA "Hazard Communication Standard", 29CFR1910.1200. Refer to the Company. Hazardous Materials Communication for detail.

None of the following materials can be disposed of down the drains or to the sewer system.

Combustible Liquids; cutting, hydraulic, lubricating oils, etc.
Flammable Liquids; lacquer thinner, gasoline, kerosene, etc.
Toxic Materials; pesticides, concentrated lab chemicals, etc.

Should an accidental spill of any of the above materials take place, every effort must be made to keep the spill from entering the sewer. Our maintenance personnel are trained to respond to such incidents and must be summoned.

The Hazardous Material Coordinator will determine the proper method and disposal method for all spilled materials.

Compressed Air

When compressed air is used, an OSHA approved (1910.242(b) safety nozzle must be in place and the pressure must be kept at a minimum.

Under no circumstances may compressed air be used to clean clothing or any part of the body.

Compressed air hoses or nozzles may never be pointed at yourself or any part of another's body.

Compressed Gas Cylinders

Compressed gas cylinders should always be handled as if full.

When being transported cylinders must be chained on a cart, or when in use or in storage chained to an immovable object or in a cylinder rack.

The protective cap over the valve must be screwed in place when the cylinder is not in use.

Cylinders should be stored where they will not be subject to excessive variations in temperature.

Keep cylinder fittings clean from oil or grease.

Hand Tools

Check the condition of all hand tools before you use them; if they are defective, have them repaired or replaced.

All powered hand tools will comply with OSHA 1910.242.

Keep your tools in their storage place. Do not leave them where they present a hazard to yourself or a co-worker.

Electrical Hazards

Unless you are an authorized electrician do not attempt any electrical repairs or installations.

Treat all electric wires as live wires.

Do not touch any dangling wires that you may come across. Report them to your manager.

If you find sparking or smoking motors or other electrical equipment, immediately turn off the power and report the condition.

Extension cords are often the cause of electrical shock. Examine them carefully for worn insulation and exposed strands of wire before you use them.

When removing a plug from an electrical socket pull out the plug instead of yanking the cord,

Remember that voltages of less than 110 volts can cause death. All portable electric power tools (other than all insulated tools) must be grounded. This is done automatically by three pronged plugs when the plug is inserted into a grounded receptacle. These three wire cords and caps must never be tampered with or removed.

Do not use portable electric equipment your hands are wet or you are standing on wet ground.

Overhead Cranes

Periodic inspection procedures must be followed and apply to lifting straps, hooks, bales and other associated equipment. The Facilities department is responsible for annual inspection.

Refueling Vehicles

New York State Laws mandates that, during the refueling of gas or liquid propane operated vehicle, the engine must be shut off and no smoking is permitted.

Compliance

The management of CVC, Inc. values personnel's lives and property very highly at CVC and see the need to ensure that these safety precautions and procedures are complied with at all times. To this extent the previously designated rules and regulations are required to be obeyed by all CVC employees. Failure to follow these rules and regulations will result in appropriate disciplinary action including discharge.

Appendix L:                                                   FLEX TIME SCHEDULE

                  Flex Time Schedule/Temporary Change of Hours

--------------------------------------------------------------------------------
                       Date if
  Day                 temporary            start time          finish time
--------------------------------------------------------------------------------
 Monday

--------------------------------------------------------------------------------
Tuesday

--------------------------------------------------------------------------------
Wednesday

--------------------------------------------------------------------------------
Thursday

--------------------------------------------------------------------------------
 Friday

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Employee
Name       _____________________________________________________________________

Supervisor
Signature  _____________________________________________________________________

Date
           _____________________________________________________________________

Appendix M               Membership Dues Deduction Memo

Date

To:                                      Employee No.

I hereby assign, from my earnings now or hereafter payable to me from the Employer, to Local No. 342 of the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, AFL-CIO, a sum equal to Union Membership dues and, if owing by me, an initiation fee, as certified to the Employer by the Local.

Appendix N           MEMO OF UNDERSTANDING - LEARNING BLOCK

In an effort to structure job classifications and job descriptions that better reflect the current and projected business model for CVC, and that reward employees for learning and experience, the Company and the Union agree to create a joint committee, consisting of 3 members from each side, that will work to refine job Classifications. The committee shall utilize the knowledge of members within their current job classifications. This committee will meet starting by November 30, 1998 and will have until November 30, 1999 to document a detailed plan that can be implemented by January 1, 2000. Both parties must come to agreement on the new policy. Until such time, the agreed current job classifications, job descriptions and general wage increases will apply.

The committee is accountable to a steering team which will consist of the Operations Director, HR Director, Chief Steward and Union President. The steering team has final decision-making authority.

The following team charter will serve as a guideline for this program.

o     Number of levels in each classification are targeted to be a maximum of 3.
o     Each classification will have a pay range instead of a single rate.
o Advancement through the pay ranges will be based on individual performance as measured by achievement of learning blocks.
o Learning blocks for each classification will be documented and reviewed on an annual basis. This group will initially establish learning blocks.
o Performance based pay increases which will be effective annually and will occur at the same time as general wage increases as defined in paragraph
      30. While there is no funding for this provision during the current contract, describe how would this be effectively implemented in the next contract.
o Current employees as of the effective date of the agreement would not have their rate reduced as a result of this program.
o     Seniority shall be a primary consideration.
o     Inter-departmental cross training will be considered.